                                                                 EXHIBIT (10)(g)

                            MASTER LEASE AGREEMENT

                                  Dated as of

                               December 27, 1999

                                    Between

                              FATICO 1999 TRUST,

                                                Lessor
                                      and

                    FIRST AMERICAN TITLE INSURANCE COMPANY,

                                                Lessee

                            MASTER LEASE AGREEMENT

                               TABLE OF CONTENTS

                                                                   Page
1.   LEASING.......................................................   1
2.   TERM, RENT AND PAYMENT........................................   2
3.   TAXES.........................................................   3
4.   DELIVERY, USE AND OPERATION...................................   3
5.   MAINTENANCE...................................................   4
6.   INSURANCE.....................................................   4
7.   LOSS OR DAMAGE................................................   5
8.   REPORTS.......................................................   6
9.   END OF LEASE OPTIONS..........................................   6
     (a)  Purchase.................................................   6
          --------
     (b)  Return...................................................   7
          ------
     (c)  Extension................................................   8
          ---------
     (d)  Notice of Election.......................................   8
          ------------------
10.  DEFAULT; REMEDIES.............................................   8
11.  ASSIGNMENT....................................................  10
12.  INDEMNIFICATION...............................................  10
13.  OWNERSHIP FOR TAX PURPOSES; GRANT OF SECURITY
     INTEREST; USURY SAVINGS.......................................  12
14.  REPRESENTATIONS AND WARRANTIES OF LESSEE......................  13
15.  CHOICE OF LAW; JURISDICTION...................................  15
16.  [INTENTIONALLY OMITTED].......................................  15
17.  CHATTEL PAPER.................................................  15
18.  MISCELLANEOUS.................................................  15
19.  DEFINITIONS...................................................  18
20.  ASSIGNMENT BY EDISON..........................................  25
21.  LIMITATION OF LIABILITY.......................................  25

________________________________________
EXHIBIT NO. 1 -  EQUIPMENT SCHEDULE
ANNEX A  -     DESCRIPTION OF EQUIPMENT
ANNEX B  -     BILL OF SALE
ANNEX C  -     CERTIFICATE OF ACCEPTANCE
ANNEX D  -     RETURN PROVISIONS
ANNEX E  -     FINANCIAL TERMS
ANNEX F  -     ESTOPPEL/WAIVER AGREEMENT
EXHIBIT NO. 2 - EQUIPMENT SUBLEASE AGREEMENT
EXHIBIT NO. 3 - CORPORATE GUARANTY

                            MASTER LEASE AGREEMENT


     THIS MASTER LEASE AGREEMENT ("Agreement") is made as of the ____ day of December, 1999, between FATICO 1999 TRUST, a Delaware business trust, with an office at c/o Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 (hereinafter called, together with its successors and assigns, if any, "Lessor"), and FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation with its mailing address and chief place of business at 1 First American Way, Santa Ana, California 92707 (hereinafter called "Lessee").


                                  WITNESSETH:
1.   LEASING

   (a) This Agreement shall be effective from and after the date of execution hereof. Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in Annex A to any schedule delivered pursuant hereto in substantially the form attached hereto as Exhibit No. 1 ("Schedule"). Terms defined or specified in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule. Certain definitions are provided in Section 19 hereof.

   (b) Subject to the terms and conditions hereof, Lessor agrees to purchase the Equipment for an aggregate purchase price of up to $81,658,500 from Lessee and to lease the same to Lessee under a Schedule. Lessor's obligation to purchase and lease any Equipment shall be subject to consummation of the loan to be made by the Lender to Lessor pursuant to the Financing Documents with respect to such Equipment, and receipt by Lessor, on or prior to the earlier of the Basic Term Commencement Date or Last Delivery Date specified in the Schedule with respect to such Equipment, of each of the following documents in form and substance satisfactory to Lessor and the Operating Agent: (i) the Schedule relating to the Equipment then to be leased hereunder (which Equipment shall be acceptable to Lessor and the Operating Agent), (ii) an executed Bill of Sale from Lessee with respect to the Equipment then to be leased hereunder, in the form of Annex B to the applicable Schedule, in favor of Lessor, (iii) Uniform Commercial Code financing statements duly executed by Lessee, describing the Equipment then to be leased hereunder and any Additional Collateral, as reasonably may be required by Lessor or the Operating Agent, together with Uniform Commercial Code lien search reports with respect to Lessee confirming that such Equipment and Additional Collateral is not then subject to a security interest perfected by the filing of a Uniform Commercial Code financing statement against Lessee, or Uniform Commercial Code statements of termination or partial release, as applicable, with respect to any such security interests then having been filed with respect to such Equipment and Additional Collateral,
(iv) evidence of insurance which complies with the requirements of Section 6,
(v) an appraisal in form and substance, and by an appraiser, satisfactory to Lessor and the Operating Agent, with respect to the Equipment then to be leased hereunder, (vi) a Corporate Guaranty in substantially the form attached hereto as Exhibit No. 3 ("Guaranty"), duly executed by The First American Financial Corporation ("Guarantor"), and (vii) such opinions, certificates and other documents as Lessor or the Operating Agent may reasonably request. In addition, Lessee shall execute and deliver to Edison, on behalf of Lessor, a Borrowing Request in the amount of the Capitalized Lessor's Cost of the Equipment described on such Schedule, not less than five (5) Business Days prior to the requested funding of a Schedule. Simultaneously with the execution of the Bill of Sale, Lessee shall also execute a Certificate of Acceptance, in the form of Annex C to the applicable Schedule, covering all of the Equipment described in the Bill of Sale. Upon execution by Lessee of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

   (c) The amount to be paid by Lessor with respect to any item of the Equipment shall be not more than the appraised value of such item of the Equipment.

   (d) LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ANY EDISON PROGRAM PARTY OR ANY OF THEIR RESPECTIVE AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED,

WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and any Edison Program Party, on the one hand, and Lessee, on the other hand, are to be borne by Lessee. Without limiting the foregoing, neither Lessor nor any Edison Program Party shall have any responsibility or liability to Lessee or any other Person with respect to any of the following (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no Default exists under this Agreement, Lessee shall be, and hereby is, authorized during the Term to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any supplier of the Equipment.

2. TERM, RENT AND PAYMENT

   (a) The Rent payable hereunder and Lessee's right to use any Equipment shall commence on the date of execution by Lessee of the Certificate of Acceptance for such Equipment (the "Basic Term Commencement Date"). The term of this Agreement (the "Term") as to any Equipment shall be the period specified in the applicable Schedule for such Equipment; provided that the term of all Schedules shall end on the same date. If any Term is extended, the word "Term" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended term, except as otherwise may be specifically provided in writing by Lessee, Lessor and the Operating Agent. The maximum Term, including all extensions, shall not exceed six (6) years.

   (b) Rent shall be paid to Lessor by wire transfer of immediately available funds to: Bankers Trust New York, New York, New York 10006, Account No. 00386337, ABA No. 021-001-033, Reference: FATICO 1999 Trust Collection Account #29195, or to such other account as the Collateral Agent (or, after all amounts payable to the Edison Program Parties hereunder and under the Financing Documents have been paid in full in cash, Lessor) may direct in writing; and shall be effective upon receipt. Payments of Rent shall be paid monthly in arrears in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. In no event shall any Rent payments be refunded to Lessee. If Rent is not paid within three (3) Business Days of its due date, Lessee agrees to pay a late charge of Five Cents ($0.05) per dollar on, and in addition to, the amount of such Rent but not exceeding the Maximum Lawful Rate, if any.

   (c) This Agreement is a net lease. Lessee's obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict liability in tort or negligence of Lessor or any Edison Program Party) of Lessee against Lessor or any Edison Program Party under this Agreement or otherwise. This Agreement shall not terminate and the obligations of Lessee shall not be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that Rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

3. TAXES

   Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor (except with respect to any indemnification or reimbursement obligation of Lessee hereunder which is expressly stated to be on an after-tax basis). Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), any Additional Collateral, this Agreement (or any rentals or receipts hereunder), any Schedule, any Financing Document, Lessor, any Edison Program Party or Lessee by any foreign, Federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "Taxes"). Lessee shall (i) reimburse Lessor and each Edison Program Party on an after-tax basis upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor or such Edison Program Party, (ii) on request of Lessor or any Edison Program Party, submit written evidence of Lessee's payment of Taxes, (iii) on all reports or returns show the ownership of the Equipment by Lessee, and (iv) send a copy thereof to Lessor.

4. DELIVERY, USE AND OPERATION

   (a) The parties acknowledge that this transaction is a sale/leaseback of the Equipment and such Equipment is in Lessee's possession or in the possession of Lessee's Affiliates as of the Basic Term Commencement Date.

   (b) Lessee agrees that the Equipment will be used by Lessee and/or its Affiliates solely in the conduct of its business and in a manner complying with all applicable Federal, state, and local laws and regulations, and any applicable insurance policies, and Lessee and/or its Affiliates shall not discontinue use of the Equipment.

   (c) Lessee shall not directly or indirectly create, incur, assume, or suffer to exist any Lien on or with respect to the Equipment, any Additional Collateral or any part thereof, title thereto, or any interest of Lessor, the Lender or the Collateral Agent therein or in this Agreement except Permitted Liens. Lessee will promptly, at its own expense, take or cause to be taken such action as may be necessary to discharge any Lien which is not a Permitted Lien.

   (d) Lessee shall, and shall cause its Affiliates to, permit any person designated by Lessor or any Edison Program Party during normal business hours upon reasonable notice to visit, inspect and survey the Equipment and/or the Additional Collateral, its condition, use, and operation, and the records maintained in connection therewith, and to discuss the affairs and finances of Lessee with the Chief Financial Officer of Lessee. Neither Lessor nor any Edison Program Party shall have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Lessor's or any Edison Party Program's failure to object to any condition or procedure observed or observable in the course of an inspection hereunder shall not be deemed to waive or modify any of the terms of this Agreement with respect to such condition or procedure.

   (e) Lessee will keep the Equipment in the State and County designated as the Equipment Location (specified in the applicable Schedule) within the Continental United States and shall not move the Equipment to another County within such State, or to another State, without the prior written consent of Lessor and the Operating Agent. In connection with any move of the Equipment to another State, or to another County within such State, Lessee shall obtain and provide to Lessor an Estoppel/Waiver Agreement in the form of Annex F to the applicable Schedule with respect to such new location (if requested by Lessor or the Operating Agent) and such Uniform Commercial Code financing statements as may be required by Lessor and the Operating Agent.

   (f) Provided that no Default shall then have occurred and be continuing, at Lessee's expense, upon thirty (30) days' prior written notice to Lessor, Lessee may elect to replace a unit of Equipment (a "Substituted Item") with a replacement unit of equipment (a "Replacement Item"). Each Replacement Item shall be of the same type of equipment as the Substituted Item (that is, a computer shall be substituted for a computer); shall be free and clear of all liens and encumbrances; and shall have at least the value, utility and remaining useful life and be in as good an operating condition as the Substituted Item, assuming that the Substituted Item had been maintained in accordance with the provisions of this Agreement (as established to the reasonable satisfaction of Lessor and the Collateral Agent), and Lessee shall provide to Lessor a certificate executed by the Chief Financial Officer of Lessee to that effect. Replacements pursuant hereto shall be limited to once per each consecutive six
(6) month period for any number of Substituted Items and the aggregate Capitalized Lessor's Cost of the Substituted Items shall not be less than $1,000,000.00 per replacement. Lessee shall execute and deliver to Lessor a Bill of Sale and an amended Annex A to the applicable Equipment Schedule with respect to each Replacement Item, together with such documents and instruments as reasonably may be required by Lessor or the Collateral Agent in connection with such replacement, including (without limitation) Uniform Commercial Code financing statements to be filed at Lessee's expense. Upon compliance by Lessee with the provisions hereof, Lessor will transfer to Lessee, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever ("AS IS BASIS"), all of Lessor's interest in and to the Substituted Item. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the co(f)abndition of the Substituted Item and any other matters (except that Lessor shall warrant that it conveyed whatever interest it received in such Substituted Item free and clear of any Lessor's
Lien). At Lessee's expense, Lessor shall execute and deliver to Lessee such Uniform Commercial Code statements of termination as reasonably may be required in order to terminate any interest of Lessor in and to such Substituted Item.

5. MAINTENANCE

   (a) Lessee will, and will cause its Affiliates to, at its sole expense, maintain each unit of Equipment and any Additional Collateral in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations (if applicable), normal wear and tear excepted. Lessee shall, if at any time reasonably requested by Lessor, affix in a prominent position on each unit of Equipment and any Additional Collateral plates, tags or other identifying labels showing the interest therein of Lessor.

   (b) Lessee will not, and will not permit its Affiliates to, without the prior written consent of Lessor and the Operating Agent, affix or install any accessory, equipment or device on any Equipment or any Additional Collateral if such addition will impair the value, originally intended function or use of such Equipment or any Additional Collateral. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Equipment or any Additional Collateral which are not readily removable shall be made only in compliance with applicable law, shall be free and clear of all liens, encumbrances or rights of others, and shall become the property of Lessor. Lessee will not, without the prior written consent of Lessor and the Operating Agent and subject to such conditions as Lessor and the Operating Agent may impose for its protection, affix or install any Equipment or any Additional Collateral to or in any other personal or real property.

   (c) Any alterations or modifications to the Equipment or any Additional Collateral that may, at any time during the Term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessee.

6. INSURANCE

   Lessee agrees, at its own expense, to keep all Equipment insured for such amounts as specified in Paragraph C of the applicable Schedule and against such hazards as Lessor or the Operating Agent may require, including, but not limited to, insurance for damage to or loss of such Equipment or any Additional Collateral and liability coverage for personal injuries, death or property damage. All such policies shall be with companies, and on terms, satisfactory to Lessor and the Collateral Agent. All insurance: (1) shall name the Collateral Agent (or, after all amounts payable to the Edison Program Parties hereunder and under the Financing Documents have been paid in full in cash, Lessor), as loss payee ATIMA and Lessor, Wilmington Trust Company, each Edison Program Party and each beneficiary of the Trust, as additional insured solely with respect to the Equipment (without responsibility for premiums); (2) shall provide that any cancellation or material change in coverage shall not be effective as to Lessor, Wilmington Trust Company or any Edison Program Party until thirty (30) days after receipt by Lessor and the Collateral Agent of written notice from such insurer(s) of such cancellation or change; (3) shall insure Lessor's, Wilmington Trust Company's and each Edison Program Party's interest regardless of any breach or violation by Lessee of any warranties, declarations or conditions in such policies; (4) shall include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured; (5) shall waive any right of set-off due to Lessee's actions or inactions; and (6) shall waive any right of subrogation against Lessor, Wilmington Trust Company or any Edison Program Party. Such insurance shall be primary without right of contribution and shall not be subject to any offset by any other insurance carried by Lessor, or Lessee, Wilmington Trust Company, or any Edison Program Party. Such insurance shall expressly provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured; provided, however, that such policies shall not operate to increase the insurer's limit of liability. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints the Collateral Agent (or, after all amounts payable to the Edison Program Parties hereunder and under the Financing Documents have been paid in full in cash, Lessor) as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies. Any reasonable expense of the Collateral Agent or Lessor in adjusting or collecting insurance shall be borne by Lessee. With respect to claims for damage to any unit of Equipment or any Additional Collateral where the amount of the claim (when aggregated with the amount of all other claims with respect to the Equipment or any Additional Collateral during the then current calendar year) does not exceed $250,000, Lessee may make adjustments with insurers and receive directly the proceeds of such claims. With respect to claims for damage to any unit of Equipment or any Additional Collateral where the amount of the claim (when aggregated with the amount of all other claims with respect to the Equipment or any Additional Collateral during the then current calendar year) exceeds $250,000, the Collateral Agent (or the Lessor, as applicable), may make adjustments with insurers and receive directly the proceeds of such claims unless Lessor, the Operating Agent and the Collateral Agent expressly consent in writing to the adjustment of such claim by Lessee. Subject to the second preceding sentence, Lessor (or the Collateral Agent, as assignee) may, at its option, apply proceeds of insurance, in whole or in part, to (x) repair or replace Equipment, Additional Collateral or any portion thereof, or (y) after the occurrence of a Default or event which, with the giving of notice, or the lapse of time, or both, would become a Default hereunder, satisfy any obligation of Lessee to Lessor hereunder. Lessee also agrees, at its own expense, to keep all of the Additional Collateral insured in accordance with Lessee's customary practices.

7. LOSS OR DAMAGE

   (a) Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever at all times during the Term.

   (b) Lessee shall promptly and fully notify Lessor and the Collateral Agent in writing if any unit of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "Casualty Occurrences"); provided that such notice to Lessor and the Collateral Agent shall not be required if the aggregate Capitalized Lessor's Cost of all units of Equipment then having suffered a Casualty Occurrence during the then current calendar year does not exceed $250,000. In all events, regardless of whether a notice is required pursuant to the immediately preceding sentence, on the Rent Payment Date next succeeding a Casualty Occurrence (the "Payment Date"), Lessee shall either (as selected by Lessee):

        (1) replace the unit of Equipment having suffered the Casualty Occurrence with equipment of comparable make and model, and otherwise in accordance with the provisions of Section 4(f) hereof; or

        (2) pay Lessor (in the manner provided in Section 2(b)) the sum of (x) the Lease Balance of such unit calculated in accordance with Annex E as of the Rent Payment Date next preceding such Casualty Occurrence ("Calculation Date");
(y) all Rents and other amounts which are due hereunder as of the Payment Date; and (z) all Related Third Party Costs. Upon payment of all sums due hereunder, the Term as to such Equipment shall terminate and (except in the case of the loss, theft or complete destruction of such unit) Lessee shall be entitled to recover possession of such Equipment.

8. REPORTS

   (a) Lessee will notify Lessor in writing, within ten (10) days after any tax or other Lien (other than a Permitted Lien) shall attach to any Equipment or any of the Additional Collateral, of the full particulars thereof and of the location of such Equipment or any of the Additional Collateral on the date of such notification.

     (b) Lessee will cause to be delivered to Lessor, within one hundred twenty
(120) days of the close of each fiscal year of Lessee, Lessee's balance sheet and profit and loss statement, prepared in accordance with statutory requirements consistently applied, certified by a nationally recognized firm of independent certified public accountants; and Lessee will deliver to Lessor quarterly, within ninety (90) days of the close of each fiscal quarter of Lessee, in reasonable detail, copies of Lessee's quarterly financial reports certified by the Chief Financial Officer of Lessee.

     (c) Lessee will promptly and fully report to Lessor in writing if any Equipment or any of the Additional Collateral is lost or damaged (where the estimated repair costs (when aggregated with the repair costs of all other Equipment or any of the Additional Collateral incurred during the then current calendar year) would exceed $250,000), or is otherwise involved in an accident causing personal injury or property damage.

     (d) Concurrently with delivery of the annual financial statements referenced in Section 8(b) hereof,or upon request by Lessor or the Collateral Agent, Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no Default or event which, with the giving of notice or the lapse of time (or both), would become such a Default. Promptly (but in no event more than three (3) Business Days) after the occurrence of any Default or event which, with the giving of notice or the lapse of time (or both), would become such a Default, Lessee shall provide written notice thereof to Lessor and the Operating Agent.

     (e) Lessee will provide to Lessor evidence of insurance required by the terms hereof, promptly upon request by Lessor or the Collateral Agent.

     (f) Lessee will provide to Lessor copies of all information, documents and records regarding or in respect to the Equipment and any Additional Collateral and its use, maintenance and/or condition, within ten (10) days of Lessor's or the Collateral Agent's request therefor.

9.   END OF LEASE OPTIONS

     Upon the expiration of the Term of each Schedule, Lessee shall cause a third party sale or return, or purchase or extend the Term with respect to, all (but not less than all) of the Equipment leased under all Schedules executed hereunder, upon the following terms and conditions. Lessee may exercise the options pursuant to this Section 9 only if no Default or event which, with the giving of notice, or the lapse of time, or both, would constitute a Default, exists at any time during the period from the date of giving notice of the exercise of such option through and including the date the exercise of such option is effectuated.

     (a) Purchase. If Lessee shall not have exercised its extension option, or
         --------
its option to return the Equipment pursuant to this Section, Lessee shall have the option, upon the expiration of the Term of each Schedule, to purchase all (but not less than all) of the Equipment described on all Schedules executed hereunder upon the following terms and conditions: If Lessee desires to exercise this option with respect to the Equipment, Lessee shall pay to Lessor (in the manner set forth in Section 2(b)) on the last day of the Term with respect to the applicable Schedule, in addition to the scheduled Rent (if any) then due on such date and all other sums then due hereunder, in cash the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the Lease Balance of such Equipment (as specified on the Schedule), plus all sales or transfer taxes and charges upon sale (if any), plus all Related Third Party Costs, and all other reasonable and documented expenses incurred by Lessor or any Edison Program Party in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessee to Lessor that Lessee intended to return the Equipment. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment from Lessee, free and clear of any Lessor's Lien). At Lessee's expense, Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment.

     (b) Return.
         ------

         (1) Unless Lessee shall have exercised its extension option, or its purchase option pursuant to this Section 9, upon the expiration of the Term of each Schedule, as to all (but not less than all) of the Equipment described on all Schedules executed hereunder, Lessee shall cause the Equipment to satisfy the return conditions specified in Annex D attached to the Schedules. Lessor and Lessee will cause the Equipment to be sold to one or more independent third parties upon the expiration of the Term with respect to each individual Schedule (such sale to be consummated on the date of expiration of the Term with respect to such individual Schedule). The proposed sale of the Equipment shall be subject to the prior written approval of the Collateral Agent and the Residual Support Provider if the anticipated Net Sales Proceeds to be received as a result of such sale is less than the Lease Balance with respect to such Equipment.

         (2) If all of the Equipment has been sold to an independent third party or parties upon the expiration of the Term of the Schedule with respect thereto, the gross sales proceeds shall be paid to Lessor (in the manner set forth in Section 2(b) hereof). If the net sales proceeds resulting from the sale of the Equipment pursuant to this Section 9 (b) after application of the gross sales proceeds to reimburse Lessor and the Edison Program Parties for all reasonable costs, expenses and fees, including storage, reasonable and necessary maintenance and other remarketing fees incurred by Lessor or any Edison Program Party in connection with such sale, and any sales or transfer taxes and charges upon sale) (the "Net Sales Proceeds"): (i) is less than the Lease Balance (determined as of the expiration of the Term of the Schedule with respect thereto) with respect to such Equipment, then Lessee shall pay to Lessor (in the manner set forth in Section 2(b)) on the last day of the Term with respect to the applicable Schedule the amount of such deficiency (provided, however, that in no event shall the aggregate amount so required to be paid by Lessee for all Schedules exceed the aggregate of the Maximum Lessee Risk Amounts for all Schedules) plus the scheduled Rent (if any) then due on such date and all other sums then due hereunder; or (ii) is more than the Lease Balance (determined as of the expiration of the Term of the Schedule with respect thereto) plus all sales or transfer taxes and charges upon sale, plus all Related Third Party Costs, and all other reasonable and documented expenses incurred by Lessor or any Edison Program Party in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessee to Lessor that Lessee intended to return the Equipment, plus Rent (if any) then due, then Lessor shall pay to Lessee such excess.

         (3) If all of the Equipment has not been sold to an independent third party or parties upon the expiration of the Term of the Schedule with respect thereto, Lessee shall return the Equipment to Lessor in accordance with the provisions of Annex D attached to the applicable Schedule and Lessee shall pay to Lessor (in the manner set forth in Section 2(b)) on the last day of the Term with respect to each individual Schedule the Lease Balance (determined as of the expiration of the Term of the Schedule with respect thereto) with respect to the Equipment, plus Rent (if any) then due. Lessor shall then attempt to sell the Equipment to an independent third party or parties and the gross sales proceeds with respect to such Equipment shall be paid to Lessor (in the manner set forth in Section 2(b) hereof). That portion of the Net Sales Proceeds received by Lessor which is in excess of the amount of all Related Third Party Costs, and all other reasonable and documented expenses incurred by Lessor or an Edison Program Party in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessee to Lessor that Lessee intended to return the Equipment (the "Excess Amount"), shall be paid by Lessor to Lessee. If the amount of the Lease Balance paid by Lessee pursuant to this
Section 9(b)(3), minus the Excess Amount, exceeds the Maximum Lessee Risk Amounts for all Schedules, Lessor shall additionally pay to Lessee that portion of the amount of such excess over the Maximum Lessee Risk Amounts for all Schedules as does not exceed the Maximum Lessor Risk Amounts for all Schedules. Each of the parties hereto expressly acknowledges and agrees that none of Lender, the Operating Agent, the Collateral Agent or any Edison Program Party shall have any obligations to Lessee with respect to the payment of such amounts to Lessee pursuant to this Section 9(b)(3).

         (4) Upon sale of the Equipment in accordance with this Section 9(b) and receipt by Lessor of the gross sales proceeds with respect thereto, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to such Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Equipment from Lessee or the Supplier free and clear of any Lessor's Lien). At Lessee's expense, Lessor shall execute and deliver to Lessee such

Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to such Equipment.


     (c) Extension. If Lessee shall not have exercised its option to return the
         ---------
Equipment or its purchase option pursuant to this Section, Lessee shall have the option, upon the expiration of the Basic Term, to extend the Agreement with respect to all, but not less than all, of the Equipment for an additional term of twelve (12) months (the "Extension Term") at a monthly rental to be paid in arrears on each of the twelve (12) Rent Payment Dates following the last day of the Basic Term, and calculated as the sum of (i) that amount as is equal to the Lease Balance as of the expiration of the Basic Term divided by twelve (12), plus (ii) interest on the Lease Balance outstanding from time to time during the Extension Term at a rate per annum equal to the sum of two hundred (200) basis points over the Daily Borrowing Rate calculated, as to each day in any Rent Payment Period, at the Daily Borrowing Rate applicable to such day, in twelve
(12) equal monthly installments. Rent during the Extension Term shall be paid to Lessor in the manner set forth in Section 2(b) hereof. At the end of the Extension Term, provided that Lessee is not then in Default under this Agreement, Lessee shall purchase all, and not less than all, of such Equipment for $1.00 cash, together with all Rent and other sums then due on such date, plus all taxes and charges upon transfer (if any) and all other reasonable and documented expenses incurred by Lessor in connection with such transfer. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received from Lessee in the Equipment free and clear of any Lessor's Lien). At Lessee's expense, Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment.

     (d) Notice of Election. Lessee shall give Lessor and the Operating Agent
         ------------------
irrevocable written notice of its election of the options specified in this Section not less than three hundred sixty-five (365) days before the expiration of the Basic Term of the first Schedule to be executed under this Agreement. Such election shall be effective with respect to all Equipment described on all Schedules executed hereunder. If Lessee fails timely to provide such notice, without further action Lessee automatically shall be deemed to have elected to purchase the Equipment pursuant to Paragraph (a) of this Section.

10.  DEFAULT; REMEDIES

     (a) Lessor may (or shall if so directed by the Lender or the Collateral Agent) in writing declare this Agreement in default ("Default") if: (1) Lessee breaches its obligation to pay Rent or any other sum as and when due; (2) Lessee breaches any of its insurance obligations under Section 6 hereof; (3) Lessee shall or shall attempt to (except as expressly permitted by the provisions of this Agreement) remove, sell, transfer, encumber (except to the extent of a Permitted Lien), part with possession of or assign, any Equipment, any Additional Collateral, or any part thereof, or use any Equipment or any Additional Collateral for an illegal purpose or permit the same to occur; (4) Lessee breaches any of its other obligations hereunder and fails to cure that breach within thirty (30) days after written notice thereof; (5) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; (6) Lessee becomes insolvent or ceases to do business as a going concern; (7) Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law (other than a law which does not provide for or permit the readjustment or alteration of Lessee's obligations hereunder) providing for the reorganization or liquidation of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; (8) a petition is filed against Lessee in a proceeding under applicable bankruptcy laws or other insolvency laws (other than any law which does not provide for or permit any readjustment or alteration of Lessee's obligations hereunder), as now or hereafter in effect, and is not withdrawn or dismissed within thirty (30) days thereafter, or if, under the provisions of any law (other than any law which does not provide for or permit any readjustment or alteration of Lessee's obligations hereunder) providing for reorganization or liquidation of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of thirty (30) days; (9) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any Person (such actions being referred to as an "Event"), unless not less than sixty (60) days prior to such Event: (x) such Person is organized and existing under the laws of the United States or any state, and executes and delivers to Lessor an agreement containing an effective assumption by such Person of the due and punctual performance of this Agreement; and (y) each of Lessor, Lender and the Collateral Agent confirms in writing that it is reasonably satisfied as to the creditworthiness of such Person; (10) Lessee shall be in default under any agreement between General Electric Capital Corporation and Lessee; (11) Lessee shall be in default under any material obligation for the payment of borrowed money, for the deferred purchase price of property or any lease agreement; (12) there occurs a default or anticipatory repudiation under the Guaranty; or (13) effective control of Lessee's voting capital stock, issued and outstanding from time to time, is not retained by Guarantor (unless Lessee shall have provided thirty (30) days' prior written notice to Lessor and Operating Agent of the proposed disposition of stock and Lessor and Operating Agent shall have consented thereto in writing). Such declaration shall apply to all Schedules except as specifically excepted by Lessor, the Lender and the Collateral Agent.

     (b) After Default, whether arising before or after the exercise of options pursuant to Section 9 hereof, Lessee shall, without further demand, forthwith pay to Lessor (in the manner set forth in Section 2(b)) (i) as liquidated damages for loss of a bargain and not as a penalty, the Lease Balance of all of the Equipment (calculated in accordance with Annex D attached to the Schedules as of the Rent Payment Date next preceding the declaration of default), and (ii) all Rents and other sums then due hereunder, plus all Related Third Party Costs. If Lessee fails to pay the amounts specified in the preceding sentence, then, at the request of the Collateral Agent (or, after all amounts payable to the Edison Program Parties hereunder and under the Financing Documents have been paid in full in cash, Lessor), Lessee shall return the Equipment to Lessor in accordance with the provisions of Annex D to the Schedules; and, in such event, Lessee hereby authorizes Lessor and the Collateral Agent to enter, with or without legal process, any premises where any Equipment or any Additional Collateral is located and take possession thereof. Lessor or the Collateral Agent may, but shall not be required to, sell the Equipment or any Additional Collateral at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment or any Additional Collateral present at the place of sale; or Lessor or the Collateral Agent may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment or any Additional Collateral; and Lessor or the Collateral Agent may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's and the Collateral Agent's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Equipment and any Additional Collateral; then, (2) to the extent not previously paid by Lessee, to pay Lessor and each Edison Program Party all sums due from Lessee hereunder for payment in each case in the manner set forth in
Section 2(b); then, (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be paid to Lessee. Lessee shall pay any deficiency in clauses (1) and (2) forthwith.

     (c) After declaration by Lessor of a Default hereunder, in addition to the foregoing rights, Lessor (acting at the direction of the Collateral Agent) may
(i) terminate the lease as to any or all of the Equipment, and/or (2) exercise any and all rights and remedies available to it under the UCC or other applicable law with respect to the Additional Collateral. If Lessor exercises it rights and remedies with respect to the Additional Collateral, the proceeds received therefrom shall be applied as specified in Paragraph (b) of this Section.

     (d) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay all reasonable attorney's fees actually incurred by Lessor or any Edison Program Party in enforcing the provisions of this Agreement and any ancillary documents. Waiver of any default shall not be a waiver of any other or subsequent default.

     (e) Any default under the terms of this or any other agreement between General Electric Capital Corporation and Lessee may be declared by Lessor a default under this and any such other agreement.

11. ASSIGNMENT

    (a) LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT, ANY ADDITIONAL COLLATERAL OR THE INTEREST OF LESSEE HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, LENDER AND THE COLLATERAL AGENT. Notwithstanding the foregoing, Lessee may sublease the Equipment and any Additional Collateral to any Affiliate of Lessee, on the following terms and conditions: (1) such sublease shall be evidenced by an Equipment Sublease Agreement in substantially the form attached hereto as Exhibit No. 2 (collectively, the "Sublease"); the term of the Sublease shall not extend beyond the Term of this Agreement; and the Sublease shall be expressly subject and subordinate to Lessor's interest in and to the Equipment and any Additional Collateral and to this Agreement.

    (b) Lessee acknowledges that, to the extent permitted under the Funding Agreement, Lessor and any beneficiary of the Trust may assign its rights granted hereunder, including the benefit of any indemnities, and upon such assignment, such assignee shall have, to the extent of such assignment, all rights of Lessor or such beneficiary, as applicable, hereunder and, to the extent permitted under the Funding Agreement, may in turn assign such rights. Lessee agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Lessor, the rights of Lessor set forth in this Agreement. All such assignees, including parties to the Funding Agreement in the case of any assignment to such parties, shall be third-party beneficiaries of, and shall be entitled to enforce Lessor's rights and remedies under, this Agreement to the same extent as if they were parties hereto. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor or any other person for any reason whatsoever.

    (c) Subject always to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

12. INDEMNIFICATION

    (a) Without limiting any other rights that Lessor, any beneficiary of the Trust, Wilmington Trust Company or any Edison Program Party or any director, officer, employee or agent or incorporator of such party (each an "Indemnified Party") may have hereunder or under applicable law, Lessee hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, proceedings, suits, in contract or tort, and including, but not limited to, any Indemnified Party's strict liability in tort ("Claims"), and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal (all of the foregoing being collectively referred to as "Indemnified Amounts"), which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to (i) the selection, manufacture, purchase, acceptance or rejection of the Equipment and/or the Additional Collateral, the ownership of the Equipment and/or the Additional Collateral, and the delivery, lease, possession, maintenance, use, condition, return or operation of the Equipment and/or the Additional Collateral (including, without limitation, latent and other defects, whether or not discoverable by any Indemnified Party or Lessee, and any claim for patent, trademark or copyright infringement or environmental damage), or (ii) the condition of the Equipment and/or the Additional Collateral sold or disposed of after use by Lessee or employees of Lessee, or (iii) any Environmental Claim or Environmental Loss and, unless Lessee is then contesting in good faith such Environmental Claim or Environmental Loss, Lessee shall fully and promptly pay, perform and discharge any such Environmental Claim or Environmental Loss, or
(iv) any breach of Lessee's obligations under this Agreement or any Document, or
(v) the financing or the purchase and lease hereunder, or (vi) this transaction, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, or (vii) any actions brought against any Indemnified Party that arise out of Lessee's actions (or actions of Lessee's agents) or this transaction. Without limiting or being limited by the foregoing, Lessee shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

         (A) reliance on any representation or warranty made or deemed made by Lessee (or any of its officers) under or in connection with this Agreement, any Document, any Financing Document or any report or other information delivered by Lessee pursuant hereto which shall have been incorrect in any material respect when made or deemed made or delivered;

         (B) the failure by Lessee to comply with any term, provision or covenant contained in this Agreement, any Document or any other agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Equipment or any Additional Collateral, or the nonconformity of any Equipment or any Additional Collateral with any such applicable law, rule or regulation; or

         (C) the failure to vest and maintain vested in Lessee legal and equitable title to and ownership of the Equipment, free and clear of any Liens (other than any such Lien created in favor of Lessor, the Lender or the Collateral Agent) whether existing at the time of the purchase of such Equipment or at any time thereafter, and to maintain or transfer to Lessor a first priority, perfected security interest in the Equipment and in the Additional Collateral.

   (b) Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

   (c) In case any action, suit or proceeding shall be brought against any Indemnified Party for which indemnification is sought under this Section 12, such Indemnified Party shall notify Lessee of the commencement thereof, and Lessee shall be entitled, at its expense, to participate in, and, to the extent that Lessee desires to, assume and control the defense thereof; provided, however, that (i) the failure of any Indemnified Party to give such notice shall not release Lessee from any of its obligations under this Section 12, except to the extent that failure to give notice of any action, suit or proceeding against such Indemnified Party shall (x) have a material adverse effect on Lessee's ability to defend such Claim, or (y) have a material adverse effect on Lessee's ability to recover proceeds under applicable insurance maintained by Lessee,
(ii) Lessee shall keep such Indemnified Party fully apprised of the status of such action, suit or proceeding and shall provide such Indemnified Party with all information with respect to such action, suit or proceeding as such Indemnified Party shall reasonably request, and (iii) Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnified Party, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or will involve a risk of sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Equipment or any Additional Collateral unless, in the case of civil liability, Lessee shall have posted a bond or other security satisfactory to the relevant Indemnified Party in respect to such risk, or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest,
(B) such proceeding involves Claims not fully indemnified by Lessee which Lessee and the Indemnified Party have been unable to sever from the indemnified Claim(s), or (C) a Default has occurred and is continuing. The Indemnified Party may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by Lessee in accordance with the foregoing. Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under clause (a) without the prior written consent of the applicable Indemnified Party, which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnified Party.

        Each Indemnified Party shall at the expense of Lessee supply Lessee with such information and documents reasonably requested by Lessee as are necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 12. Unless a Default shall have occurred, no Indemnified Party shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 12, without the prior written consent of Lessee, which consent shall not unreasonably be withheld, unless such Indemnified Party waives its right to be indemnified under this Section 12 with respect to such Claim.

        Upon payment in full of any Claim by Lessee pursuant to this Section 12, to or on behalf of an Indemnified Party, Lessee, without further action, shall be subrogated to any and all claims that such Indemnified Party may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnified Party at its own expense), and such Indemnified Party shall, upon the request of Lessee and at the sole cost and expense of Lessee, execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with Lessee and give such further assurances as are necessary or advisable to enable Lessee vigorously to pursue such claims.

          Any Indemnified Amount payable to an Indemnified Party pursuant to this Section 12 shall be paid to such Indemnified Party promptly (and in any event within five (5) Business Days) upon receipt of a written demand therefor from such Indemnified Party, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

    (d) All of the Indemnified Parties' rights, privileges and indemnities contained in this Section shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by the Indemnified Parties and their successors and assigns.

13. OWNERSHIP FOR TAX PURPOSES; GRANT OF SECURITY INTEREST; USURY SAVINGS

    (a) For income tax purposes, Lessor will treat Lessee as the owner of the Equipment. Accordingly, unless prohibited by applicable law, Lessor agrees (i) to treat Lessee as the owner of the Equipment on its federal income tax return,
(ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and not claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment.

    (b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding under and with respect to the Schedules, and the performance and observance by Lessee of all the agreements, covenants and provisions thereof (including, without limitation, all of the agreements, covenants and provisions of this Agreement that are incorporated therein):

          (1) Lessee hereby grants to Lessor a first priority security interest in: (A) the Equipment leased under the Schedules, (B) all equipment (as such term is defined in the UCC) now or hereafter located at any Equipment Location; together with all additions, attachments, accessions and accessories thereto whether or not furnished by the supplier of the Equipment or the Additional Collateral and any and all substitutions, replacements or exchanges therefor, together with all warranties with respect thereto, manuals and other books and records relating thereto, in each such case in which Lessee shall from time to time acquire an interest, and (C) the Sublease now or hereafter in effect, including (i) all rights of Lessee to receive monies due and to become due under or pursuant to the Sublease, (ii) all rights of Lessee to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Sublease,
(iii) claims of Lessee for damages arising out of or for breach of or default under the Sublease, and (iv) the right of Lessee to amend, waive or terminate the Sublease, to perform under the Sublease and to compel performance and otherwise exercise all remedies and rights under the Sublease; and any and all insurance and/or other proceeds (but without power of sale) of the property in and against which a security interest is granted hereunder.

          (2) Lessee shall cause each of its Affiliates which owns equipment (as such term is defined in the UCC) located at the corporate headquarters of Guarantor and/or of Lessee, or at any Equipment Location to grant to Lessor a first priority security interest in such equipment (as such term is defined in the UCC) now or hereafter located at the corporate headquarters of Guarantor and/or of Lessee, or at an Equipment Location, together with all additions, attachments, accessions and accessories thereto whether or not furnished by the supplier of such equipment and any and all substitutions, replacements or exchanges therefor, together with all warranties with respect thereto, manuals and other books and records relating thereto, in each such case in which such Affiliate shall from time to time acquire an interest, and any and all insurance and/or other proceeds (but without power of sale by Lessee except in compliance with the terms of this Agreement) of the property in and against which a security interest is granted hereunder. Lessee acknowledges that such Affiliates will enjoy a substantial economic benefit by virtue of the leasing of the Equipment by Lessor to Lessee pursuant to this Agreement, by virtue of the permitted use of such Equipment by such Affiliate hereunder. The collateral described in Clauses (B) and (C) of Section 13(b)(1) hereof and the collateral described in this Section 13(b)(2) is hereinafter collectively referred to as the "Additional Collateral".

    (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, anything in this Agreement or any of the Documents or Financing Documents to the contrary notwithstanding, if at any time the rate of interest payable by any Person under this Agreement or any of the Documents or Financing Documents exceeds the highest rate of interest permissible under any applicable law (the "Maximum Lawful Rate"), then, so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Agreement or such Document or Financing Documents shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Agreement or such Document or Financing Document is less than the Maximum Lawful Rate, such Person shall continue to pay interest under this Agreement and such Document and such Financing Document at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had the applicable law not limited the interest rate payable under this Agreement or such Document or Financing Document. In no event shall the total interest received by Lessor, the Lender and the Collateral Agent under this Agreement or any of the Documents or Financing Documents exceed the amount which Lessor, the Lender and the Collateral Agent could lawfully have received, had the interest due under this Agreement or such Documents or Financing Documents been calculated since the date hereof at the Maximum Lawful Rate.

14. REPRESENTATIONS AND WARRANTIES OF LESSEE

    Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each Schedule:

    (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation (specified in the first sentence of this Agreement); and is duly qualified to transact business as a foreign corporation in good standing wherever necessary to carry on its present business and operations.

    (b) This Agreement, the Schedules, the Bill of Sale, the Sublease, and all related documents (collectively, the "Documents") have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws, public policy and equitable principles.

    (c) No approval, consent or withholding of objections is required from any Governmental Authority with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

    (d) Lessee has adequate power and capacity to enter into, and perform under, the Documents. The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's articles of incorporation, charter or by-laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment and/or any Additional Collateral pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

    (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee or any of its Affiliates, which will have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), prospects, operations, performance or properties of Lessee, Guarantor or any of Lessee's Affiliates, or (2) a material impairment of the ability of Lessee to perform its obligations under or to remain in compliance with the Documents, or of the ability of any of Lessee's Affiliates to perform its obligations under or to remain in compliance with the Sublease to which it is a party, or of the ability of Guarantor to perform its obligations under or to remain in compliance with the Guaranty.

    (f) The Equipment accepted under any Certificate of Acceptance and any Additional Collateral is and will remain tangible personal property and is not and shall not constitute real property fixtures.

    (g) Each financial statement delivered to Lessor has been prepared in accordance with statutory requirements, and since the date of the most recent such financial statement, there has been no material adverse change in the financial condition of Lessee.

    (h) The Equipment and the Additional Collateral will at all times be used for commercial or business purposes.

    (i) The corporate headquarters, chief executive office and chief place of business (as either of such terms is used in Article 9 of the Uniform Commercial
Code) of Lessee and Guarantor is located at the address set forth above, and Lessee and Guarantor shall give Lessor prior written notice of any relocation of its corporate headquarters, chief executive office or chief place of business from its present location.

    (j) Upon the filing in the jurisdictions noted on Schedule A attached hereto of Uniform Commercial Code financing statements describing Lessor, as secured party, and Lessee, as debtor, and the Equipment as collateral, Lessor shall have a first priority perfected lien on and security interest under the Uniform Commercial Code in the Equipment covered by such Certificate of Acceptance. Upon the filing in the jurisdictions noted on Schedule A attached hereto of Uniform Commercial Code financing statements describing Lessor, as secured party, and Sublessee, as debtor, and the Additional Collateral as collateral, Lessor shall have a first priority perfected lien on and security interest under the Uniform Commercial Code in the Additional Collateral.

    (k) Lessee has reviewed the areas within its business and operations which could be adversely affected by, and has developed a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Lessee may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and has made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Lessee believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

    (l) The Pledge Agreement (as such term is defined in the Credit Agreement) has been terminated and the collateral pledged thereunder has been released.

    (m) No item of the Equipment or any Additional Collateral is subject to the motor vehicle titling provisions of any state law, and no certificate of title has been or is required to be issued with respect to any item of the Equipment.

15. CHOICE OF LAW; JURISDICTION

    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT OR ANY ADDITIONAL COLLATERAL. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in the United States District Court for the Southern District of New York and the parties irrevocably submit to the jurisdiction of such court and agree not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient form, that the venue of such suit, action or proceeding is improper, or that this Agreement or the subject matter hereof or the transaction contemplated hereby may not be enforced in or by such court.

16.  [INTENTIONALLY OMITTED]

17.  CHATTEL PAPER

     To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Agreement and incorporating this Agreement by reference; and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original counterpart containing the receipt therefor executed by General Electric Capital Corporation, as Collateral Agent.

18.  MISCELLANEOUS

     (a) LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE FINANCING DOCUMENTS OR OTHER DOCUMENTS OR FINANCING RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR (INCLUDING ITS ASSIGNS) RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY FINANCING DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     (b) Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor or any Edison Program Party hereunder.

     (c) All Equipment and any Additional Collateral shall at all times remain personal property regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.

     (d) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith.

     (e) Lessee agrees, upon Lessor's or the Collateral Agent's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor.

     (f) All notices required to be given hereunder shall be in writing, personally delivered, delivered by overnight courier service, or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated above or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

     (g) This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (h) The representations, warranties and covenants of Lessee herein shall be deemed to survive the closing hereunder. Lessor's obligations to acquire and lease specific items of Equipment shall be conditioned upon Lessee providing to Lessor such information with respect to Lessee's and Guarantor's financial condition as Lessor may require, and Lessor being satisfied that there shall have been no material adverse change in the business or financial condition of Lessee and Guarantor from the date of execution hereof. The obligations of Lessee under Sections 3, 9, 12 and 18(l) hereof which accrue during the term of this Agreement and obligations which by their express terms survive the termination of this Agreement, shall survive the termination of this Agreement.

     (i) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance (together with interest thereon at the rate specified in Paragraph (j) of this Section) shall constitute additional Rent due to Lessor within five (5) days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

     (j) Any Rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the Maximum Lawful Rate (the "Overdue Rate").

     (k) Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

     (l) Lessee agrees to pay on demand all reasonable costs and expenses incurred by Lessor or any Edison Program Party in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Documents or the Financing Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lessor or any Edison Program Party (provided, however, that Lessee shall not be responsible for Lessor's or any Edison Program Party's expenses related to the receipt of blanket sales/use tax rulings relating to this transaction or otherwise), and all costs and expenses, if any, in connection with the enforcement of any of the Documents or the Financing Documents. In addition, Lessee shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Documents or the Financing Documents and the other documents to be delivered under the Documents or the Financing Documents, and agrees to save Lessor and each Edison Program Party harmless from and against any and all liabilities with respect to or resulting from any delay attributed to Lessee in paying or failing to pay such taxes and fees.

     (m) (1) If Lessor or the Operating Agent on behalf of any Edison Program Party shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Edison Program Party with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Edison Program Party against commitments made by it under this Agreement or any Financing Document and thereby reducing the rate of return on such Edison Program Party's capital as a consequence of its commitments hereunder or thereunder, then Lessee shall from time to time upon demand by Lessor or the Operating Agent pay to Lessor or, if demand is made by the Operating Agent, to the Collateral Agent on behalf of such Edison Program Party additional amounts sufficient to compensate such Edison Program Party for such reduction together with interest thereon from the third Business Day following the date of any such demand until payment in full at the Overdue Rate. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Lessor or the Operating Agent to Lessee shall be final, binding and conclusive on the parties hereto (absent manifest error) for all purposes.

      (2) If, due to any Regulatory Change, there shall be any increase in the cost to Lessor or any Edison Program Party of agreeing to make or making, funding or maintaining any commitment hereunder or under any Financing Document, or any reduction in any amount receivable by Lessor or such Edison Program Party hereunder or thereunder (any such increase in cost or reduction in amounts receivable are hereinafter referred to as "Additional Costs"), then Lessee shall, from time to time upon demand by Lessor or the Operating Agent, pay to the Collateral Agent on behalf of such Edison Program Party additional amounts sufficient to compensate such Edison Program Party for such Additional Costs together with interest thereon from the date demanded until payment in full thereof at the Overdue Rate. Lessor or Edison Program Party, as applicable, agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Lessee pursuant to this Section 18(m).

           (3) Determinations by any Edison Program Party for purposes of this Section of the effect of any Regulatory Change on its costs of making, funding or maintaining any commitments hereunder or under any Financing Document or on amounts receivable by it hereunder or thereunder or of the additional amounts required to compensate such Edison Program Party in respect of any Additional Costs shall be set forth in a written notice to Lessee in reasonable detail and shall be final, binding and conclusive on Lessee (absent manifest error) for all purposes.

     (n) Lessee shall pay to the Collateral Agent for the account of the Lender, upon the request of the Lender, such amount or amounts as shall compensate the Lender for any loss (including loss of profit), cost or expense incurred by the Lender (as reasonably determined by the Lender) as a result of any repayment of an advance (and interest thereon) pursuant to the Funding Agreement other than on the maturity date of the Commercial Paper (or other financing source) funding such advance, such compensation to be limited to an amount equal to any loss or expense suffered by the Lender during the period from the date of receipt of such repayment to (but excluding) the maturity date of such Commercial Paper (or other financing source), if the rate of interest obtainable by the Lender upon the redeployment of an amount of funds equal to the amount of such repayment is less than the rate of interest applicable to such Commercial Paper (or other financing source) (such expense to be referred to as "Breakage Costs"). The determination by the Lender of the amount of any such loss or expense shall be set forth in a written notice to Lessee in reasonable detail and shall be conclusive, absent manifest error.

     (o) Lessee shall provide a copy of all notices, reports, financing statements and/or other documents required or permitted to be provided by Lessee to Lessor hereunder, to: (1) General Electric Capital Corporation, Capital Funding, Inc., 777 Long Ridge Road, Building B, 1st Floor, Stamford, Connecticut 06927, Attention: Legal Department; and (2) the Operating Agent at 3001 Summer Street, 2nd Floor, Stamford, Connecticut 06927, Attention: Manager, Conduit Administration; or to such other address as may be specified by such parties from time to time pursuant hereto.

     (p) So long as no Default occurs, neither Lessor nor any person authorized by Lessor shall interfere with Lessee's right to peaceably and quietly possess and use the Equipment during the Term, subject to the terms and provisions of this Agreement.

     (q) All payments made under this Agreement by Lessee shall be made as provided in Section 2(b) hereof; provided, however, that indemnity payments made for the benefit of the beneficiaries of the Trust shall be payable directly to such beneficiaries of the Trust.

     (r) Lessee agrees that, from and after the date hereof and until the date one (1) year plus one (1) day following the date on which all Commercial Paper has been indefeasibly paid in full in cash, it will not, directly or indirectly, institute or cause to be instituted against Edison or Lessor any proceeding of the type referred to in Subsections 9.1(d) and (e) of the Funding Agreement.

19. DEFINITIONS

    The following terms when used in this Agreement or in the Schedules shall have the following meanings:

    "Additional Collateral" shall have the meaning given such term in Section 13(b)(2) of this Agreement.

    "Additional Costs" shall have the meaning given such term in Section 18(m)(2) of this Agreement.

    "Administrative Services Agreement" means the Administrative Services Agreement, dated as of September 22, 1997, between the Lender and the Operating Agent, as amended, supplemented, restated or otherwise modified and in effect from time to time.

    "Advance Outstanding" shall have the meaning given such term in the Funding Agreement.

    "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any Contaminant, odor or audible noise in violation of any Applicable Environmental Law, at, in, by, from or related to any Equipment or any Additional Collateral, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment or any Additional Collateral in violation of any Applicable Environmental Law, or
    (iii) the violation, or alleged violation, of any Environmental Law connected with any Equipment or any Additional Collateral.

    "Affected Party" means each of the following Persons: the Lender, the Liquidity Agent, each Liquidity Lender, the Operating Agent, the Letter of Credit Agent, each Letter of Credit Provider, the Collateral Agent, the Depositary, the Residual Support Provider and each Affiliate of the foregoing Persons.

    "Affiliate" shall refer, with respect to any given Person, to (a) each Person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by, or is under common control with, such Person, or (c) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that Wilmington Trust Company, in its individual capacity, shall not be deemed to be an Affiliate of any of Lessee, the Trust or The Fifth Third Leasing Company.

    "Agreement" shall have the meaning given such term in the preamble to this Agreement.

    "AS IS BASIS" shall have the meaning given such term in Section 4(f) of this Agreement.

    "Basic Term" shall have the meaning given such term in Annex E to the Schedule.

    "Basic Term Commencement Date" shall have the meaning given such term in
    Section 2(a) of this Agreement.

    "Basic Term Rent" shall have the meaning given such term in Annex E to the Schedule.

    "Borrowing Request" shall have the meaning given such term in the Funding Agreement.

    "Breakage Costs" shall have the meaning given such term in Section 18(n) of this Agreement.

    "Business Day" shall mean any day other than a Saturday, a Sunday, and any day on which banking institutions located in the States of New York or California are authorized by law or other governmental action to close.

   "Calculation Date" shall have the meaning given such term in Section 7(b)(2) of this Agreement.

   "Capitalized Lessor's Cost" shall have the meaning given such term in Annex E to the Schedule.

   "Casualty Occurrence" shall have the meaning given such term in Section 7(b) of this Agreement.

   "Claims" shall have the meaning given such term in Section 12(a) of this Agreement.

   "Collateral Agent" means General Electric Capital Corporation, in its capacity as collateral agent for the Lender and certain secured parties of Lender under the Funding Agreement and certain other related documents.

   "Collateral Agent Agreement" means the Collateral Agent and the Security Agreement dated as of September 22, 1997, among Edison, the Depositary and General Electric Capital Corporation in its capacities as (a) the Collateral Agent, (b) the Operating Agent, and (c) the Letter of Credit Agent, as amended, supplemented, restated or otherwise modified and in effect from time to time.

   "Commercial Paper" means those certain short-term promissory notes issued by Edison or any subsidiary of Edison denominated in U.S. Dollars or other currencies issued and sold from time to time in the United States of America or in other jurisdictions pursuant to the terms and provisions of the Administrative Services Agreement.

   "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances.

   "Daily Borrowing Rate" shall have the meaning given such term in Annex E to the Schedule.

   "Dealer" means any dealer or placement agent party to a Dealer Agreement.

   "Dealer Agreement" means any dealer agreement or placement agency agreement entered into by Edison for the distribution of Commercial Paper, as amended, supplemented, restated or otherwise modified and in effect from time to time.

   "Default" shall have the meaning given such term in Section 10(a) of this Agreement.

   "Depositary" means the Initial Depositary in its capacity as issuing and paying agent and depositary under the Initial Depositary Agreement, and any other Person from time to time acting as issuing and/or paying agent and/or depositary under a Depositary Agreement, in each case together with their respective successors and permitted assigns in such capacity.

   "Depositary Agreement" means (i) the Initial Depositary Agreement and (ii) any other issuing or paying agent and/or depositary agreement from time to time entered into by Edison or any subsidiary of Edison, the Operating Agent, the Collateral Agent and any other Person acting as depositary and/or issuing or paying agent with respect to any Commercial Paper, each as amended, supplemented, restated or otherwise modified and in effect from time to time.

   "Documents" shall have the meaning given such term in Section 14(b) of this Agreement.

   "Edison" means Edison Asset Securitization, L.L.C., a limited liability company organized under the laws of the State of Delaware, and its successors and assigns.

   "Edison Program Parties" means Edison, in its capacity as Lender, General Electric Capital Corporation in its capacity as Operating Agent, Borrower Collateral Agent, Collateral Agent, Liquidity Lender, Residual Support Provider and Letter of Credit Provider, and any Person or Persons who succeed to such functions, or any other Persons from time to time notified by Lessor to Lessee as providing financing to

Lessor in respect of its acquisition, ownership or leasing of the Equipment, whether by way of superior lease, loan or otherwise.

     "Equipment" shall mean (i) the equipment listed in Annex A to the Schedules, (ii) Parts or components thereof, (iii) ancillary equipment or devices furnished therewith under this Agreement, (iv) all manuals and records with respect to such Equipment, and (v) all substitutions, replacements and renewals of any and all thereof, including, but not limited to, any replacement equipment which may from time to time be substituted, pursuant to Section 4(f) hereof, for the Equipment leased hereunder; together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts temporarily removed therefrom. Except as otherwise set forth herein, at such time as replacement equipment shall be so substituted and leased hereunder, such replaced item of Equipment shall cease to be Equipment hereunder.

     "Equipment Location" shall mean all locations owned or operated by Lessee and/or its Affiliates within the County and State specified on Annex A to the Schedule.

     "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

     "Environmental Emission" shall refer to any actual or threatened release, spill, omission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment or the Additional Collateral, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater, or property.

     "Environmental Law" shall mean any Federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601
     et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801
     -- ---
     et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251
     -- ---
     et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section
     -- ---
     6901 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic
          -- ---                                          -- ---
     Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal
                                                    -- ---
     Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361
     et seq.), and the Occupational Safety and Health Act (19 U.S.C. Section
     -- ---
     651 et seq.), as these laws have been amended or supplemented, and any
         -- ---
     analogous foreign, Federal, state or local statutes, and the regulations promulgated pursuant thereto.

     "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment or the Additional Collateral arising out of or related to any Adverse Environmental Condition.

     "Event" shall have the meaning given such term in Section 10(a)(9) of this Agreement.

     "Excess Amount" shall have the meaning given such term in Section 9(b)(3) of this Agreement.

     "Extension Term" shall have the meaning given such term in Section 9(c) of this Agreement.

     "Fair Market Rental Value" means an amount equal to the rental obtainable in an arms' length transaction between a willing and informed lessor and a willing and informed lessee under no compulsion to lease (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Annex D).

     "Fair Market Value" means an amount equal to the price which a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Equipment in an arms'-length transaction to a willing seller under no compulsion to sell; provided, however, that in such determination: (i) the Equipment shall be assumed to be in at least the condition required by Annex D; (ii) the Equipment shall be valued on an in use basis; (iii) in the case of any installed Equipment, that Equipment shall be valued on an installed basis; and (iv) costs of removal from the current location shall not be a deduction from such valuation.

     "Financing Documents" means the Funding Agreement, the Residual Support Agreement (as defined in the Funding Agreement), the Residual Support Letter of Credit (as defined in the Funding Agreement), the Administrative Services Agreement, the Collateral Agent Agreement, the Commercial Paper, the Letter of Credit, the Letter of Credit Agreement, the Liquidity Loan Agreement, the Depositary Agreement and the Dealer Agreements.

     "Funding Agreement" means the Receivables Funding Agreement, dated as of December 27, 1999, among Lessor, Lender and General Electric Capital Corporation, as Operating Agent and Collateral Agent.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" shall have the meaning given such term in Section 1(b) of this Agreement.

     "Guaranty" shall have the meaning given such term in Section 1(b) of this Agreement.

     "Indemnified Amounts" shall have the meaning given such term in Section 12(a) of this Agreement.

     "Indemnified Party" shall have the meaning given such term in Section 12(a) of this Agreement.

     "Initial Depositary" shall mean Bankers Trust Company, or any other Person designated as the successor Depositary pursuant to and in accordance with the terms of the Depositary Agreement, in its capacity as issuing and paying agent or trustee in connection with the issuance of Commercial Paper.

     "Initial Depositary Agreement" shall mean the Depositary Agreement, dated as of September 22, 1997, between the Lender and the Initial Depositary and consented to by the Collateral Agent and the Operating Agent, as amended, supplemented, restated or otherwise modified and in effect from time to time.

     "Interest Component" shall have the meaning given such term in Annex E to the Schedule.

     "Lease Balance" shall have the meaning given such term in Annex E to the Schedule.

     "Lender" means Edison, in its capacity as the Lender under the Funding Agreement.

     "Lessee" shall have the meaning given such term in the preamble to this Agreement.

     "Lessor" shall have the meaning given such term in the preamble to this Agreement.

     "Lessor's Lien" shall mean any Lien affecting the Equipment or any part thereof arising as a result of (i) any claim against Lessor not related to the transactions contemplated by this Agreement; (ii) any affirmative act of Lessor not expressly contemplated by this Agreement or not permitted without consent (which consent has not been granted) by Lessee or that is in violation of any term of this Agreement or not taken as a result of the occurrence and continuance of a Default as permitted by this Agreement; or
     (iii) taxes imposed against Lessor or the consolidated group of taxpayers of which it is a member which are not to be indemnified against by Lessee under this Agreement; provided, however, that there shall be excluded from this definition and no Lessor's Lien shall exist if such Lien is being diligently contested in good faith so long as neither such proceedings nor Lien involves a material danger of the sale, forfeiture or loss of the Equipment or adversely affects Lessee's rights under this Agreement.

   "Letter of Credit" means the Irrevocable Letter of Credit No. EASLOC1 dated September 22, 1997, issued by the Letter of Credit Providers at the request of Edison in favor of the Collateral Agent pursuant to the Letter of Credit Agreement.

   "Letter of Credit Agreement" means that certain Letter of Credit Reimbursement Agreement dated as of September 22, 1997, among Edison, the Letter of Credit Agent, the Letter of Credit Providers, the Operating Agent and the Collateral Agent, as amended, supplemented, restated or otherwise modified and in effect from time to time.

   "Letter of Credit Providers" means, initially, General Electric Capital Corporation, in its capacity as issuer of the Letter of Credit under the Letter of Credit Agreement, and thereafter its successors and permitted assigns in such capacity.

   "LIBOR" shall have the meaning given such term in Exhibit No. 1 to Annex E to the Schedule.

   "Lien" shall mean any mortgage, chattel mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest, lease in the nature of a security interest, statutory right in rem, or claim of any kind, including any thereof arising under any conditional sale agreement, equipment trust agreement or title retention agreement.

   "Liquidity Agent" means General Electric Capital Corporation, in its capacity as agent for the Liquidity Lenders pursuant to the Liquidity Loan Agreement.

   "Liquidity Lenders" means, collectively, General Electric Capital Corporation and any other providers of Liquidity Loans under the Liquidity Loan Agreement.

   "Liquidity Loan Agreement" means the Liquidity Loan Agreement dated as of December 27, 1999, among Edison, as borrower, and General Electric Capital Corporation in its capacities as (a) the Operating Agent for Edison, (b) the Collateral Agent, (c) the initial Liquidity Lender and (d) the Liquidity Agent.

   "Liquidity Loans" means any and all borrowings by Edison under the Liquidity Loan Agreement.

   "Material Adverse Effect" shall have the meaning given such term in Section 14(e) of this Agreement.

   "Maximum Lawful Rate" shall have the meaning given such term in Section 13(c) of this Agreement.

   "Maximum Lease Term" shall have the meaning given such term in Section 9(d) of this Agreement.

   "Maximum Lessee Risk Amount" shall have the meaning given such term in Annex E to the Schedule.

   "Maximum Lessor Risk Amount" shall have the meaning given such term in Annex E to the Schedule.

   "Net Sales Proceeds" shall have the meaning given such term in Section 9(b)(2) of this Agreement.

   "Operating Agent" means General Electric Capital Corporation, in its capacity as operating agent for the Lender under the Funding Agreement and certain related documents.

   "Overdue Rate" shall have the meaning given such term in Section 18(j) of this Agreement.

   "Owner Trustee" means Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, and any successor owner trustee appointed thereunder.

   "Parts" shall mean all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature which may now or from time to time be incorporated or installed in or attached to, or were provided by the manufacturer with, the Equipment and/or the Additional Collateral, including after temporary removal from such Equipment and/or the Additional Collateral.

   "Payment Date" shall have the meaning given such term in Section 7(b) of this Agreement.

   "Permitted Lien" shall mean (i) the rights of Lessor and Lessee as herein provided, (ii) Lessor's Liens, (iii) Liens for taxes either not yet due or being diligently contested in good faith by appropriate proceedings and so long as adequate reserves are maintained with respect to such Liens and available to Lessee for the payment of such taxes and only so long as neither such proceedings nor such Liens involve any material danger of the sale, forfeiture, loss or loss of use of the Equipment, the Additional Collateral or any part thereof, or any interest of Lessor, the Lender or the Collateral Agent therein or any risk of criminal liability of Lessor or any Edison Program Party, and Lessee has given Lessor prior written notice of Lessee's intent to contest any such taxes and Lessee has agreed to indemnify Lessor and each Edison Program Party for any and all costs and expenses (including, without limitation reasonable attorneys' fees) which Lessor or any Edison Program Party may incur as a result of such contest, (iv) inchoate materialmen's, mechanics', workmen's, repairmen's, or other like inchoate Liens arising in the ordinary course of Lessee's business for sums either not delinquent or being diligently contested in good faith and only so long as neither such proceedings nor any such Liens involve any material danger of the sale, forfeiture, loss or loss of use of the Equipment, the Additional Collateral or any part thereof, or any interest of Lessor, the Lender or the Collateral Agent therein or any material risk of material civil liability and further provided that adequate reserves are maintained with respect to such Liens and provided that Lessee has given Lessor written notice thereof, (v) the rights of others under agreements or arrangements to the extent expressly permitted under this Agreement, (vi) Liens arising out of any judgment or award against Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings diligently conducted and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and so long as adequate reserves are available to the Lessee for the payment of such obligations and there is no material danger of sale, forfeiture, loss, or loss of use of the Equipment or any Additional Collateral or material risk of material civil liability and Lessee shall have given Lessor written notice thereof, and (vii) any Lien against which the Lessee causes to be provided a bond in such amount and under such terms and conditions as are reasonably satisfactory to Lessor and the Collateral Agent.

   "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

   "Regulatory Change" means any change after the date hereof in any Federal, state or foreign law or regulation (including Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretation, directive or request under any Federal, state or foreign law or regulation (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof that, in each case, is applicable to any Affected Party.

   "Related Documents" shall have the meaning given such term in the Funding Agreement.

   "Related Third Party Costs" means any Additional Costs, Breakage Costs or other indemnities or costs required to be paid by Lessor to the Lender or any Edison Program Party in connection with or as a result of the relevant action under this Agreement.

   "Rent" shall have the meaning given such term in Annex E to the Schedule.

   "Rent Payment Date" shall have the meaning given such term in Annex E to the Schedule.

   "Rent Payment Period" shall have the meaning given such term in Annex E to the Schedule.

   "Replacement Item" shall have the meaning given such term in Section 4(f) of this Agreement.

     "Residual Support Provider" means General Electric Capital Corporation.


     "Schedule" shall have the meaning given such term in Section 1(a) of this Agreement.

     "Settlement Date" shall have the meaning given such term in the Funding Agreement.

     "Stock" shall have the meaning given such term in the Funding Agreement.

     "Sublease" shall have the meaning given such term in Section 11(a) of this Agreement.

     "Substituted Item" shall have the meaning given such term in Section 4(f) of this Agreement.

     "Taxes" shall have the meaning given such term in Section 3(a) of this Agreement.

     "Term" shall have the meaning given such term in Section 2(a) of this Agreement.

     "Trust" shall mean the FATICO 1999 Trust, a Delaware business trust, created pursuant to the Trust Agreement.

     "Trust Agreement" shall mean that certain Trust Agreement dated as of December 22, 1999, between The Fifth Third Leasing Company and Wilmington Trust Company.

     (c)  Rules of Construction.  Unless otherwise specified, references in any
          ---------------------
Related Document or any of the Appendices thereto to a Section, subsection or clause refer to such Section, subsection or clause as contained in such Related Document. The words "herein," "hereof" and "hereunder" and other words of similar import used in any Related Document refer to such Related Document as a whole, including all annexes, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in such Related Document or any such annex, exhibit or schedule. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Related Documents) or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons; references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

     20. ASSIGNMENT BY EDISON. In the event Edison assigns all or any part of its interest herein and in the other Related Documents, including all or any portion of the Advances Outstanding and interest thereon (whether pursuant to the Liquidity Loan Agreement or otherwise), (i) all references in the Related Documents to "Edison", "Lender", "Operating Agent", "Liquidity Agent", "Edison Program Parties" and "Affected Party" shall mean and include such assignee(s) and if such assignment is an assignment in whole, shall thereafter mean and refer only to such assignee(s); provided, however, that if such assignee(s) have or appoint an agent to act on their behalf, then all references in the Related Documents to "Operating Agent", "Collateral Agent" and "Liquidity Agent" shall mean and include such agent (and if such assignment is an assignment in whole, shall thereafter mean and refer only to such agent), and such agent and such assignee(s) shall be included as "Affected Parties" and "Edison Program Parties"; and (ii) for purposes of determining the Daily Borrowing Rate and amounts payable thereto, such assignee(s) shall be deemed to be "Liquidity Lenders" which have funded the Advances Outstanding through "Liquidity Loans". Any subsequent assignment by such assignee(s) shall have a corresponding effect.

     21. LIMITATION OF LIABILITY. Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee of the Trust, and in no event shall Wilmington Trust Company or any beneficial owner of the Trust have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement and any other document, Wilmington Trust Company and the Owner Trustee shall be entitled to the benefits of the Trust Agreement.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Master Lease Agreement to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                             LESSEE:

FATICO 1999 TRUST                   FIRST AMERICAN TITLE INSURANCE COMPANY
By:  WILMINGTON TRUST COMPANY,
     not in its individual
     capacity but solely as
     Owner Trustee

By:  /s/ Anita E. Dallago           By:  /s/ Max O. Valdes
    --------------------------          ---------------------------------
Name:  Anita E. Dallago             Name:  Max O. Valdes
      ------------------------            -------------------------------
Title:  Administrative Account      Title:  CFO - VP
       -----------------------             ------------------------------
        Manager
       -----------------------










Receipt of this original counterpart is hereby acknowledged on this ____ day of December, 1999.



                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as Collateral Agent


                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                  SCHEDULE A

                           UCC FILING JURISDICTIONS
                           ------------------------

                         Secretary of State of Alabama
                         Secretary of State of Arizona
                       Secretary of State of California
                       Secretary of State of Connecticut
                 Recorder of Deeds of the District of Columbia
                        Secretary of State of Delaware
                         Secretary of State of Florida
             Clerk of the Superior Court of Fulton County, Georgia
                          Secretary of State of Idaho
                        Secretary of State of Illinois
                         Secretary of State of Indiana
                         Secretary of State Louisiana
                          Secretary of State of Maine
                        Secretary of State of Maryland
                  Secretary of State of Massachusetts (dual)
                Clerk of the Town of Boston City, Massachusetts
             Clerk of the Town of Springfield City, Massachusetts
                        Secretary of State of Michigan
                        Secretary of State of Minnesota
                   Secretary of State of Mississippi (dual)
                     Chancery Clerk Hinds Co., Mississippi
                     Secretary of State of Missouri (dual)
                     Recorder of St. Louis City, Missouri
                  Secretary of State of New Hampshire (dual)
               Clerk of the Town of Hillsborough, New Hampshire
                         Secretary of State of Nevada
                       Secretary of State of New Jersey
                       Secretary of State of New Mexico
                  Secretary of State of North Carolina (dual)
             Register of Deeds of Guilford County, North Carolina
                        Secretary of State of Oklahoma
                         Secretary of State of Oregon
                   Secretary of State of Pennsylvania (dual)
                  Prothonotary of Allegheny Co., Pennsylvania
                  Prothonotary of Lawrence Co., Pennsylvania
                 Prothonotary of Montgomery Co., Pennsylvania
                Prothonotary of Philadelphia Co., Pennsylvania
                      Secretary of State of Rhode Island
                     Secretary of State of South Carolina
                        Secretary of State of Tennessee
                          Secretary of State of Texas
                          Secretary of State of Utah
                         Secretary of State of Vermont
                     Secretary of State of Virginia (dual)
                  Clerk of the Court of Fairfax Co., Virginia
                  Clerk of the City of Norfolk City, Virginia
                 Clerk of the County of Richmond Co., Virginia
                  Clerk of the City of Roanoke City, Virginia
                       Secretary of State of Washington
               Department of Financial Institutions of Wisconsin
                     Secretary of State of Wyoming (dual)
                  Clerk of the County of Natrona Co., Wyoming
                 Clerk of the County of Niobrara Co., Wyoming
                  Clerk of the County of Platte Co., Wyoming

                                EXHIBIT NO. 1

                              EQUIPMENT SCHEDULE

                        SCHEDULE NO.  ________________
               DATED THIS ___________ DAY OF ____________, _____
            TO MASTER LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999

Lessor & Mailing Address:                              Lessee & Mailing Address:

FATICO 1999 TRUST                                      FIRST AMERICAN TITLE INSURANCE COMPANY
c/o Wilmington Trust Company, as Owner Trustee         1 First American Way
Rodney Square North                                    Santa Ana, California  92707
1100 North Market Street
Wilmington, Delaware 19890-0001

This Equipment Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement"; said Agreement and this Equipment Schedule being collectively referred to as "Lease"). This Equipment Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A.   Equipment.
     ---------

     Pursuant to the terms of the Agreement, Lessor agrees to acquire and lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.

B.   Financial Terms.
     ---------------

     The financial terms of this Schedule are specified on Annex E attached hereto and made a part hereof.

C.   Insurance.
     ---------

     1.   Public Liability:  $10,000,000, total liability per occurrence.

     2. Casualty and Property Damage: An amount equal to the higher of the Lease Balance or the full replacement cost of the Equipment.

     This Schedule is not binding or effective with respect to the Agreement or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                           LESSEE:

FATICO 1999 TRUST                         FIRST AMERICAN TITLE INSURANCE COMPANY
By:  Wilmington Trust Company,
     not in its individual capacity
     but solely as Owner Trustee



By:__________________________________     By:__________________________________
Name:________________________________     Name:________________________________
Title:_______________________________     Title:_______________________________



                                                 Attest:


                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________



Receipt of this original counterpart is hereby acknowledged on this ____ day of December, 1999.



                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION,
                                          as Collateral Agent


                                           By:__________________________________
                                           Name:  Joan B. Makara
                                           Title: Authorized Signatory


Counterpart No. ____ of 10 serially numbered manually executed counterparts. To the extent, if any, that this document constitutes chattel paper under the Uniform Commercial Code, no security interest in or sale of the lease created hereby may be created or perfected through the transfer and possession of any counterpart, other than the original counterpart containing the receipt therefor executed by General Electric Capital Corporation, as Collateral Agent.

                                    ANNEX A
                                       TO
                        SCHEDULE NO. __________________
                    DATED THIS _____ DAY OF ________, _____
            TO MASTER LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999


                           DESCRIPTION OF EQUIPMENT

                                                                                  State and County
                                                                                         of
                      Serial Numbers     Type and Model                              Equipment
   Manufacturer       (if applicable)     of Equipment         Cost Per Unit          Location
---------------------------------------------------------------------------------------------------

                                    ANNEX B
                                      TO
                          SCHEDULE NO. ______________
                    DATED THIS _____ DAY OF ________, _____
            TO MASTER LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999

                                 BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS: FIRST AMERICAN TITLE INSURANCE COMPANY ("Seller"), for and in consideration of the sum of One Dollar ($1) and other good and valuable consideration, provided by FATICO 1999 TRUST ("Buyer"), the receipt of which is hereby acknowledged, does hereby sell, assign, transfer, set over and convey to Buyer the equipment (the "Equipment") leased under Schedule No. _____ dated as of __________, _____, executed pursuant to the Master Lease Agreement dated as of December ___, 1999 (the "Master Lease Agreement"), each between Seller and Buyer. Capitalized terms used herein without definition shall have the meaning given them in the Master Lease Agreement.

     Buyer and Seller agree and acknowledge that the sale and conveyance contemplated hereby is solely for the purpose of granting to Buyer a security interest in the Equipment. All Equipment in which an interest is conveyed hereby shall remain in the possession of Seller or its Affiliates pursuant to the Lease and legal title shall remain with Seller.

     Buyer is purchasing the Equipment described above in reliance upon its personal inspection and knowledge of the Equipment and in an "AS-IS, WHERE-IS", condition.

     SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE EXCEPT THAT (1) SELLER HAS GOOD TITLE TO THE EQUIPMENT, FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES, (2) BUYER WILL ACQUIRE ITS INTEREST IN THE EQUIPMENT FREE FROM ALL LIENS, CLAIMS AND ENCUMBRANCES, AND (3) SELLER HAS THE RIGHT TO SELL AND CONVEY THE EQUIPMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO WARRANTIES WITH RESPECT TO THE QUALITY, CONTENT, CONDITION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE EQUIPMENT AND NO WARRANTIES AGAINST PATENT INFRINGEMENT OR THE LIKE.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Buyer and Seller have executed this Bill of Sale this _____ day of _______________, _____.


BUYER:                                  SELLER:

FATICO 1999 TRUST                       FIRST AMERICAN TITLE INSURANCE COMPANY
By:  Wilmington Trust Company,
     not in its individual capacity
     but solely as Owner Trustee


By:______________________________       By:______________________________
Name:____________________________       Name:____________________________
Title:___________________________       Title:___________________________

                                    ANNEX C
                                      TO
                                 SCHEDULE NO._________
                   DATED THIS _____ DAY OF __________, _____
            TO MASTER LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999

                           CERTIFICATE OF ACCEPTANCE


To:  FATICO 1999 TRUST


     Pursuant to the provisions of the above Schedule and Master Lease Agreement (collectively, the "Lease"), Lessee hereby certifies and warrants that (a) all Equipment listed in the related Bill of Sale or invoice is in good condition and appearance, installed (if applicable), at the Equipment Location specified in Annex A to the Schedule, and in good working order; and (b) Lessee accepts the Equipment for all purposes of the Lease and all attendant documents.

     Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; and (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof.



                                  ______________________________________________
                                  Lessee's Authorized Representative


Dated:  __________ ___, _____

                                    ANNEX D
                                      TO
                           SCHEDULE NO.  ___________
                  DATED THIS _____ DAY OF ____________, _____
            TO MASTER LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999

RETURN PROVISIONS: Upon the expiration or any termination of the Term of this
-----------------
Schedule provided that Lessee has elected not to exercise its extension option or its purchase option pursuant to Section 9 of the Lease, Lessee shall, at its expense:

     (A) Properly remove all Lessee or Affiliate installed markings which are not necessary for the operation, maintenance or repair of the Equipment.

     (B) Ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines.

     (C) The Equipment shall be redelivered with all component parts in good operating condition. All components must meet or exceed the manufacturer's minimum recommended specifications unless otherwise specified.

     (D) Upon sale of the Equipment to a third party, provide transportation to any locations anywhere in the world selected by Lessor.

     (E) Obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and the Collateral Agent shall be named as the loss payee on all such policies of insurance.

     (F) Be responsible for the cost of all repairs, alterations, inspections, appraisals, storage charges, insurance costs, demonstration costs, and other related costs necessary to place the Equipment in such condition as to be in complete compliance with this Lease.

     (G) Lessor has the right to attempt resale of the Equipment from the Equipment Locations with the Lessee's full cooperation and assistance, for a period of one hundred twenty (120) days from Lease expiration. During this period, the Equipment must remain operational with the necessary electrical power to maintain and demonstrate the Equipment to any potential buyer.

     (H) Lessor at its sole discretion may, from time to time, inspect the Equipment at the Lessee's sole expense. If any discrepancies are found as they pertain to the general condition of the Equipment, Lessor will communicate these discrepancies to the Lessee in writing. Lessee shall have thirty (30) days to rectify these discrepancies. Lessee shall pay all expenses for the reinspection by the Lessor appointed expert, if corrective measures are required.

     (I) The Equipment shall be free from all Contaminants and otherwise fully in compliance with all Environmental Laws.

In addition, with respect to all computer and computer-related equipment:

     (1) At least one hundred twenty (120) days and not more than one hundred fifty (150) days prior to expiration of the Lease, provide to Lessor a detailed inventory of all primary components of the Equipment. The inventory should include, but not be limited to, a listing of model and serial numbers for all primary components comprising the Equipment (i. e. laptops, processors, and monitors).

     (2) At least ninety (90) days prior to expiration of the Lease, cause manufacturer's representative, qualified equipment maintenance provider, or in-house computer support expert (acceptable to the Lessor), to perform a comprehensive test of the hardware and operating system of the Equipment; and if during such inspection, examination and test, the authorized inspector finds either the hardware or operating system of the Equipment not operating within the manufacturer's specifications, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the authorized inspector.

     (3) Provide for a comprehensive report which certifies that the Equipment has been properly inspected, examined and tested and that the hardware and operating system are operating within the manufacturer's specifications.

     (4) At Lease termination or upon receiving reasonable notice from Lessor, provide or cause the vendor(s), manufacturer(s), maintenance providers, or in-house computer personnel to provide to Lessor the following documents: (1) one set of service manuals and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; (2) one set of documents, detailing maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date.

     (5) Provide for the deinstallation, packing, transporting and certifying of the Equipment to include, but not limited to, the following: (1) the manufacturer's representative, maintenance provider, or in-house computer support personnel shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer;
(2) the Equipment shall be packed properly and in accordance to the manufacturer's recommendations; (3) Lessee shall transport the Equipment in a manner consistent with the manufacturer's recommendations and practices; and (4) Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance.

     (6) At the request of Lessor, provide safe, secure storage for the Equipment for one hundred twenty (120) days after expiration or earlier termination of the Lease at an accessible location satisfactory to Lessor.

     (7) Each item of the Equipment shall be not more than two and one-half (2 1/2) years old.

In addition, with respect to all furniture, fixtures and equipment (other than computers or computer-related equipment):

     (8) At least ninety (90) days and not more than one hundred twenty (120) days prior to the termination of the Lease: (1) ensure Equipment has been maintained and is operating within the manufacturer's specifications; (2) cause manufacturer's representative, or other qualified maintenance provider, acceptable to Lessor, to perform a physical inspection and test all of the components and capabilities of the Equipment and provide a full inspection report to Lessor, and that there should be no missing screws, bolts, fasteners, etc.; the furniture will be free of all large scratches, marks, gouges, dents, discoloration or stains; all drawers, runners and locks will be in good working condition, will include keys; and there shall be no evidence of extreme use or overloading, i.e. bowed or sagging shelves; and (3) if during such inspection the Equipment is found not to be in compliance with the above, then Lessee shall remedy them per the Lease Agreement and provide a follow-up inspection to verify the Equipment meets the return provisions.

     (9) Upon lease termination, Lessee shall (1) have the manufacturer's representative, or other person acceptable to Lessor, de-install all Equipment including all wire, cable and mounting hardware; (2) if applicable, ensure all necessary permits and labor are obtained to deliver the Equipment; (3) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations; (4) the Lessee shall provide for the transportation of the Equipment, in a manner consistent with the manufacturer's recommendations and practices, to any locations within the continental United States as Lessor shall direct; and shall have the Equipment unloaded at such locations; (5) at Lessor's choice, either (a) allow Lessor, at Lessor's expense, and provided Lessor has provided reasonable notice to Lessee, to arrange for an on-site auction of the Equipment which will be conducted in a manner that will not interfere with the Lessee's business operations, or (b) Lessee shall provide free safe storage for the Equipment for a period not to exceed one hundred twenty (120) days from the Lease expiration.

                                    ANNEX E
                                      TO
                           SCHEDULE NO. ___________
                DATED THIS _____ DAY OF _______________, _____
       TO MASTER EQUIPMENT LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999


FINANCIAL TERMS:  The financial terms applicable with respect to this Schedule
---------------
are as follows:

      1.   Capitalized Lessor's Cost: $81,037,000.
      2. Basic Term: sixty (60) months; or, with respect to each subsequently executed Schedule, the then unexpired portion of the Basic Term with respect to the first Schedule.
      3.   Basic Term Commencement Date: December 29, 1999.
      4.   Last Delivery Date: December 29, 1999.
      5. Initial Lease Balance: $81,037,000 (provided, however, that the Lease Balance shall be reduced from time to time by the amount of each Principal Component actually paid by Lessee hereunder; provided further that the Lease Balance shall not be reduced solely as a result of a rejection of the Agreement in the event of the bankruptcy of Lessee).

      6.   Lessee Federal Employer Identification Number: 95-2566122.

RENT: The Rent applicable with respect to this Schedule is as follows:
----

      Commencing on the fifth Business Day after the initial Rent Payment Period, and on the fifth Business Day after each successive Rent Payment Period (or, in the case of the final Rent Payment Period, on the last day of the final Rent Payment Period) (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent" or "Rent") monthly installments of principal and interest, in arrears, in the amount of the sum of the Principal Component and the Interest Component. As used herein, "Rent Payment Period" shall mean the period from and including the date on which Lessee executes the Certificate of Acceptance with respect to the Equipment described on this Schedule, to but excluding the twenty-ninth day of the next calendar month thereafter, and the period from and including the twenty-ninth day of each successive calendar month thereafter to but excluding the twenty-ninth day of the next succeeding calendar month thereafter (provided, however, that the final Rent Payment Period shall commence on (and include) the last day of the Rent Payment Period immediately preceding the final Rent Payment Period and end on (but exclude) the final Rent Payment Date). As used herein "Principal Component" as to any Rent Payment Date shall mean the amount specified on Exhibit No. 2 to this Annex E. As used herein, "Interest Component" as to any Rent Payment Date shall mean the sum, for each day in the related Rent Payment Period (to the extent the advance outstanding is funded by Commercial Paper) or the related Payment Period (to the extent the Advance Outstanding is not funded by Commercial Paper), of the product of the Daily Borrowing Rate (determined pursuant to Exhibit No. 1 to this Annex E) for such day, times the Lease Balance as of the immediately preceding Rent Payment Date.

LEASE BALANCE, MAXIMUM LESSEE RISK AMOUNT AND MAXIMUM LESSOR RISK AMOUNT:  The
------------------------------------------------------------------------
Lease Balance, Maximum Lessee Risk Amount and Maximum Lessor Risk Amount with respect to the Equipment described on this Schedule are as follows:

                                                               Maximum                      Maximum
         End of Month           Lease Balance             Lessee Risk Amount            Lessor Risk Amount
         ------------           -------------             -------------------           ------------------
              60                   42.8571                     27.9610                       14.8962

expressed as a percent of the Capitalized Lessor's Cost of the Equipment. If Lessee exercises the option pursuant to Section 9(c) of the Agreement, the Lease Balance shall be reduced by the amount received by Lessor pursuant to clause (i) of Section 9(c) of the Agreement. Reductions shall be effective as of the date such payments are received by Lessor as provided in Section 2(b) of the Agreement and applied on the relevant Rent Payment Date.

                           EXHIBIT NO. 1 TO ANNEX E
                           ------------------------

Daily Interest             =    CP Interest Amount + Liquidity Interest Amount
--------------                  + LOC Interest Amount + Margin Amount



Daily Borrowing Rate       =    (Daily Interest/Advance Outstanding)
--------------------

CP Interest Amount         =    Borrower CP Net Amount x Daily Weighted Average
------------------              CP Rate x Edison Funding Factor


Borrower CP Net Amount     =    Advance Outstanding - Borrower Liquidity Loans
----------------------          Outstanding + Borrower Liquidity Deposits -
                                Borrower LOC Draws Outstanding + Borrower LOC
                                Deposits

Weighted Average CP Rate   =    Average of the rate of interest for all tranches
------------------------        of outstanding Commercial Paper issued by the
                                Lender, weighted by the outstanding Commercial
                                Paper in each tranche

Daily Weighted Average
----------------------
CP Rate                    =    Weighted Average CP Rate / 360
-------

Edison Funding Factor      =    Net Proceeds Amount / Aggregate CP Net Amount
---------------------

Liquidity Interest Amount  =    Borrower Liquidity Loans Outstanding x (Non-CP
-------------------------       Drawn Rate/360)


LOC Interest Amount        =    Borrower LOC Draws Outstanding x (LOC Draw Rate
-------------------             / 360)


Non-CP Drawn Rate          =    For any day in a Payment Period, an interest
-----------------               rate per annum equal to:


                                (a) if the Liquidity Providers are required to
                                    provide a Liquidity Loan with less than
                                    three Business Days' notice or on a date other than a Rent Payment Date (in which case the Base Rate shall apply until the next Rent Payment Date), if the LIBOR market is closed, or if the Liquidity Agent determines that it is illegal for any Liquidity Provider to make a Liquidity Loan accruing interest at a rate based upon LIBOR, the Base Rate; and

                                (b) otherwise LIBOR.

Base Rate                  =    The higher of (a) the highest prime, base or
---------                       equivalent rate of interest announced or
                                published on or most recently before such date by any of the five (5) largest member banks of the New York Clearing House Association, Inc.
                                (with the understanding that such rate may merely serve as a basis upon which effective rates of interest are calculated for loans making reference to such rate and that such rate is not necessarily the lowest or best rate at which such banks calculate interest or extend credit), and (b) the Federal Funds Rate, plus
                                2.00%.

Federal Funds Rate         =    The rate on overnight federal funds transactions
------------------              with members of the Federal Reserve System
                                arranged by federal funds brokers announced or published on or most recently before such date by the Federal Reserve Bank of New York.

LIBOR                      =    For any Payment Period, the per annum rate for
-----                           deposits in Dollars for a period of 30 days
                                which appears on page "Ticker LIBOR01M" of Bloomberg Capital Markets Screen as of 11:00 a.m., London time, on the last Business Day of the immediately preceding Payment Period.

                                If such rate does not appear on such page on such day, the rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks selected by the Operating Agent at approximately 11:00 a.m., London time, on such day to prime banks in the London interbank market for a period of one month commencing on that day. The Operating Agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Operating Agent, in its sole discretion at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of 30 days.


LOC Draw Rate              =    is set forth in Schedule 2 hereto.
-------------

Margin Amount              =    Advance Outstanding x (Daily Margin (or, if a
-------------                   Default exists, Daily Default Margin)).

Daily Margin               =    the "Daily Margin" (determined pursuant to the
------------                    pricing grid set forth below) / 360


                                Guarantor's Senior Unsecured
                                Credit Rating                "Daily Margin"
                                -------------------------------------------

                                A-/A3 and higher                  75
                                BBB+/Baa1                         90
                                BBB/Baa2                         105
                                BBB-/Baa3                        120
                                BB+/Ba1                          380
                                BB/Ba2 and below, withdrawn,
                                suspended or terminated          450

                                For purposes hereof, the applicable credit rating shall be the higher of the credit rating specified by Moody's Investors Service, Inc. and/or Standard & Poor's Ratings Group, A Division of McGraw-Hill, Inc., with respect to Guarantor's senior unsecured credit at any date of determination; provided, however, that if there is more than one level rating difference between the two credit ratings or either credit rating falls below BBB- or Baa3, then the lower credit rating shall be applicable.

Daily Default Margin       =    (Daily Margin + 2.00%) / 360
--------------------

                                  DEFINITIONS
                                  -----------

Aggregate CP Net Amount       means the sum of the Borrower CP Net Amount and
-----------------------       the-corresponding amounts for all borrowers from
                              and sellers to Edison under the related funding agreements.

Borrower Liquidity Deposits   means the amount of proceeds from Borrower
---------------------------   Liquidity Loans Outstanding which cannot be used
                              to pay maturing Commercial Paper and are, therefore, held in the Collateral Account until Commercial Paper matures and can be paid.

Borrower Liquidity Loans      means as of any date, the aggregate outstanding
------------------------      principal amount of Liquidity Loans as of such
Outstanding                   date; provided, however, that the Borrower
-----------                   Liquidity Loans Outstanding shall not exceed
                              Advance Outstanding -Borrower Letter of Credit
                              Draws Outstanding + Borrower Letter of Credit
                              Deposits - Borrower CP Net Amount + Borrower
                              Liquidity Deposits.

Borrower LOC Deposits         means the amount of proceeds from Borrower LOC
---------------------         Draws Outstanding which cannot be used to pay
                              maturing Commercial Paper and are, therefore, held in the Collateral Account until Commercial Paper matures and can be paid.

Borrower LOC Draws            means as of any date the aggregate outstanding
------------------            principal amount of proceeds from Borrower LOC
Outstanding                   Draws allocated to the Borrower; provided,
-----------                   however, that the Borrower LOC Draws Outstanding
                              shall not exceed Advance Outstanding - Borrower
                              LOC Draws Outstanding + Borrower Liquidity
                              Deposits - Borrower CP Net Amount + Borrower LOC
                              Deposits.

Net Proceeds Amount           means the difference for all Commercial Paper
-------------------           outstanding on the applicable date of the
                              aggregate face amount of such Commercial Paper minus the discount therefrom reflected in the price to the initial investor and the dealer fees for such Commercial Paper.

Payment Period                means, with respect to each Liquidity Loan,
--------------                initially the period commencing on (and including)
                              the date such Liquidity Loan is made and ending on (but excluding) the next Rent Payment Date and, thereafter, the period commencing on (and including) the last Rent Payment Date and ending on (but excluding) the next Rent Payment Date.

                                                     Schedule 1 to Exhibit No. 1
                                                     ---------------------------


LOC Draw Rate
-------------

"LOC Draw Rate" means on any day in a Monthly Payment Period, an interest rate
--------------
per annum equal to the higher of:

     (a) the highest prime, base or equivalent lending rate of interest announced or published on or most recently before such date by any of the five largest member banks of the New York Clearing House Association, Inc. (with the understanding that such rates may merely serve as a basis upon which effective rates of interest are calculated for loans making reference to such prime, base or equivalent rates and that such rates are not necessarily the lowest or best rates at which such banks calculate interest or extend credit); and

     (b) LIBOR, which shall equal for this purpose the per annum rate for deposits in Dollars for a period of 30 days which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the last Business Day of the immediately preceding Monthly Payment Period. If such rate does not appear on Telerate Page 3750 on such day, the rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks selected by the Operating Agent at approximately 11:00 a.m., London time, on such day to prime banks in the London interbank market for a period of one month commencing on that day. The Operating Agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Operating Agent, in its sole discretion at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of 30 days.

"Monthly Payment Period" means, with respect to each draw on the Letter of
-----------------------
Credit or Residual Letter of Credit, any period commencing on the date in a calendar month on which such draw is made or any subsequent first day of a calendar month and ending on (and including) the last day of such calendar month.

                           EXHIBIT NO. 2 TO ANNEX E
                           ------------------------


     Rent Payment Date              Principal Component
     -----------------              -------------------

     1 through 60                   $ 771, 781.34

                                    ANNEX F
                                      TO
                          SCHEDULE NO. ______________
                  DATED THIS ______ DAY OF ___________, _____
            TO MASTER LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999


                           ESTOPPEL/WAIVER AGREEMENT



                                                  ___________________, _____


______________________
______________________

Gentlemen/Ladies:

     FATICO 1999 TRUST ("Lessor"), has entered into, or is about to enter into, a lease (the "Lease") with First American Title Insurance Company ("Lessee"), pursuant to which Lessee has leased or will lease from Lessor certain personal property (such property, together with any replacements thereof, being referred to as the "Personal Property"). Some or all of the Personal Property is, or will be, located at certain premises described on Annex A (the "Premises"). This letter is being sent to you because of your interest in the Premises.

     By your signature below, you hereby agree (and we shall rely on your agreement) that: (i) the Personal Property is, and shall remain, personal property regardless of the method by which it may be, or become, affixed to the Premises; (ii) your interest in the Personal Property and any proceeds thereof (including, without limitation, proceeds of any insurance therefor) shall be, and remain, subject to the interest of Lessor and its assigns (until and unless Lessor shall formally release or transfer its interest in the Personal Property to Lessee); (iii) Lessor and its assigns, and their respective employees and agents, shall have the right with prior notice, from time to time, to enter the Premises for the purpose of inspecting the Personal Property; and (iv) Lessor and its assigns, and their respective employees and agents, shall have the right, upon any default by Lessee under the Lease, to enter the Premises and to remove the Personal Property from the Premises. Lessor agrees to reimburse you for any damages actually caused to the Premises by Lessor, or its employees or agents, during any such removal. These agreements shall be binding upon, and shall inure to the benefit of, any successors and assigns of the parties hereto.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     We appreciate your cooperation in this matter of mutual interest.

                                    FATICO 1999 TRUST

                                    By:  Wilmington Trust Company,
                                         not in its individual capacity, but
                                         solely as Owner trustee


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

AGREED TO AND ACCEPTED BY:


By:____________________________
Name:__________________________
Title:_________________________

Date:_____________________________, _____

    [_]  Mortgagee
    [_]  Landlord
    [_]  Realty Manager

                                 EXHIBIT NO. 2

                         EQUIPMENT SUBLEASE AGREEMENT

     THIS EQUIPMENT SUBLEASE AGREEMENT is made as of the 27/th/ day of December, 1999, by and between FIRST AMERICAN TITLE INSURANCE COMPANY (hereinafter referred to as "Lessee") and _____________________________ (hereinafter referred to as "Sublessee").

     FATICO 1999 TRUST (hereinafter referred to as "Lessor"), by a Master Lease Agreement dated as of December 27, 1999 (hereinafter referred to as the "Agreement"), leased to Lessee certain equipment described in the Schedules executed or to be executed pursuant to said Agreement. Capitalized terms used herein without definition shall have the meaning given them in the Agreement.

     Lessee and Sublessee desire to enter into a sublease of a part of the equipment to Sublessee.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants, terms and conditions hereinafter contained, the parties hereby agree as follows:

20. Lessee hereby agrees to sublease to Sublessee, and Sublessee hereby agrees to sublease from Lessee, those certain items of equipment, personal property and other property, together with all components, parts, additions, accessions and attachments incorporated therein, now or hereafter leased to Lessee pursuant to the Agreement and described on the Schedules now or hereafter executed pursuant to the Agreement and specified in a Specification of Equipment for Sublease (all such property hereinafter collectively referred to as the "Equipment"), on the terms and conditions set forth in the Agreement and in the Schedules executed pursuant to said Agreement.

21. Sublessee agrees that it shall be bound by each and every covenant, term and condition contained in the Agreement and the applicable Schedules, and that it shall perform promptly as and when due all said covenants, terms and conditions. The term of this Sublease Agreement and the rental to be paid hereunder shall be the Term of the Agreement, and the Rent required to be paid under the Agreement, with respect to the Equipment. Payments under this Sublease Agreement shall be made to Lessee at the address specified pursuant to Section 6 hereof. Upon expiration of the term of this Sublease Agreement, the Equipment shall be returned to Lessee (or, if directed by Lessee, to Lessor) in accordance with the provisions of the Agreement.

     3. Sublessee further agrees that: (a) Sublessee waives, and agrees that it will not assert against Lessor, or any Edison Program Party or any successor or assignee of Lessor or any Edison Program Party, any defense, set-off, recoupment, claim or counterclaim which Sublessee may at any time have against Lessee for any reason whatsoever; (b) Lessor or any Edison Program Party shall have no obligation to perform any of the duties of Lessee under this Sublease Agreement, including (but not limited to) payment of any taxes or other sums, furnishing of maintenance, repairs, replacements, service or insurance; (c) the Equipment, when subjected to Sublessee's use and control, will continue to be personal property under applicable law at all times during the term of this Sublease Agreement, and Lessor or any Edison Program Party or its designated employee(s) or agent(s) may inspect the Equipment at its location during normal business hours; (d) the Equipment shall not be used outside the Continental United States; and (e) Sublessee shall not sell, assign or further sublease any of its rights in and to the Equipment or under this Sublease Agreement.

     4. Sublessee represents and warrants that: (a) Sublessee is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation. (b) The execution, delivery and performance of this Sublease Agreement: (1) have been duly authorized by all necessary corporate action on the part of Sublessee; (2) do not require the approval of any stockholders, trustee or holder of any obligations of Sublessee except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding or result in the creation of any lien or encumbrance upon the property of Sublessee under, any indenture, mortgage, contract or other agreement to which Sublessee is a party or by which it or its property is bound. (c) This Sublease Agreement constitutes the legal, valid and binding obligation of Sublessee enforceable against Sublessee in accordance with the terms hereof. (d) There are no pending actions or proceedings to which Sublessee is a party, and there are no other pending or threatened actions or proceedings of which Sublessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would materially adversely affect the financial condition of Sublessee, or the ability of Sublessee to perform its obligations hereunder. Further, Sublessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent which, either individually or in the aggregate, would have the same such effect. (e) Sublessee is an equipment user and not a broker or seller of equipment. Sublessee agrees that Lessor may rely upon the truth and accuracy of all representations and warranties made to Lessee by Sublessee in this Sublease Agreement to the same extent and effect as if such representations and warranties had been made directly to and for the benefit of Lessor.

     5. Upon the occurrence of any event specified as a Default (as defined in the Agreement) by or with respect to Sublessee under this Sublease Agreement (to effectuate the foregoing, the provisions of Section 10 of the Lease are incorporated herein by this reference, together with all related definitions and ancillary provisions, mutatis mutandis, such that references to Lessee in such
                      ------- --------
provisions shall refer to the Sublessee hereunder), Lessee shall have all rights and remedies available to the Lessor in the Agreement (excluding, however, the right to sell, lease or otherwise dispose of the Equipment).

     6. Lessee further agrees that neither the sublease of the Equipment nor anything in this Sublease Agreement shall relieve Lessee of its obligations to Lessor or any Edison Program Party under the Agreement and it shall remain primarily liable thereunder, and none of Lessor or any Edison Program Party shall be required to (a) proceed against Sublessee; (b) proceed against or exhaust any security held from Sublessee; or (c) pursue any other remedy in Lessor's or any Edison Program Party's power whatsoever; before proceeding against Lessee. Furthermore, Lessee acknowledges and agrees that a separate action or actions may be brought and prosecuted against Lessee whether an action is brought against Sublessee or whether Sublessee be joined in any such action or actions.

     7. (a) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, OPERATING AGENT AND LESSEE, SUBLESSEE WILL NOT ASSIGN, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY SCHEDULE, OR ITS LEASEHOLD INTEREST, FURTHER SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT SUBLESSEE. No assignment or further sublease, whether authorized in this Section or in violation of the terms hereof, shall relieve Sublessee of its obligations, and Sublessee shall remain primarily liable, hereunder and under each Schedule. Any unpermitted assignment, transfer, encumbrance, delegation or further sublease by Sublessee shall be void ab initio. (b) WITHOUT THE PRIOR WRITTEN CONSENT OF
                        -- ------
LESSOR AND OPERATING AGENT, LESSEE WILL NOT ASSIGN, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER. (c) Subject always to the foregoing, this Sublease shall inure to the benefit of, and is binding upon, the successors and permitted assigns of the parties hereto.

     8. The parties agree that this Sublease Agreement is expressly subject and subordinate to Lessor's interest in and to the Equipment and to the Agreement and the rights of Lessor under the Agreement and that, upon the declaration by Lessor of a Default under the Agreement and written notice thereof to the parties by Lessor, at the sole discretion of Lessor as specified in such notice: (a) Sublessee shall make all payments then due or thereafter becoming due under this Sublease Agreement directly to Lessor; and/or (b) this Sublease Agreement shall be terminated and Lessor shall have all rights and remedies specified in the Agreement.

     9. All notices and other communications hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

     10. (a) This Sublease Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall not be amended or altered in any manner except by a document in writing executed by both parties. This Sublease Agreement may not be amended, and no waiver of any of the provisions hereof shall be effective, without the prior written consent of Lessor.

     (b) Any provision of this Sublease Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (c) SUBLESSEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SUBLESSEE AND/OR LESSEE MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS SUBLEASE AGREEMENT. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS SUBLEASE AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY SUBLESSEE, AND LESSEE AND SUBLESSEE HEREBY ACKNOWLEDGE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. SUBLESSEE FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS SUBLEASE AGREEMENT AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

          (d) THIS SUBLEASE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Sublease Agreement may be commenced in any state or Federal court of competent jurisdiction in the State of New York and each party agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of New York.

     11. Sublessee hereby grants to Lessor a first priority security interest in all equipment (as such term is defined in the UCC) now or hereafter located at the Equipment Location specified on the Specification of Equipment for Sublease executed pursuant hereto, together with all additions, attachments, accessions and accessories thereto whether or not furnished by the supplier of such equipment and any and all substitutions, replacements or exchanges therefor, together with all warranties with respect thereto, manuals and other books and records relating thereto, in each such case in which Sublessee shall from time to time acquire an interest, and any and all insurance and/or other proceeds (but without power of sale) of the property in and against which a security interest is granted, in order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding under and with respect to the Schedules, and the performance and observance by Lessee of all the agreements, covenants and provisions thereof (including, without limitation, all of the agreements, covenants and provisions of the Master Lease Agreement that are incorporated therein). Sublessee acknowledges that it will enjoy a substantial economic benefit by virtue of the leasing of the Equipment by Lessor to Lessee pursuant to the Master Lease Agreement, by virtue of the use of such Equipment by Sublessee permitted under this Equipment Sublease Agreement.

     12. The parties hereto acknowledge and agree that Edison, Operating Agent, and General Electric Capital Corporation, as Borrower Collateral Agent and as Collateral Agent, shall be deemed to be third party beneficiaries of this Sublease Agreement.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Equipment Sublease Agreement to be duly executed, as of the day and year first above written.

FIRST AMERICAN TITLE INSURANCE COMPANY   _____________________________________
Lessee       Sublessee


By:________________________________      By:__________________________________
Name:______________________________      Name:________________________________
Title:_____________________________      Title:_______________________________

    1 First American Way                        Address:______________________
    Santa Ana, California  92707                ______________________________
                                                ______________________________


THIS EQUIPMENT SUBLEASE AGREEMENT IS ACCEPTED
BY LESSOR

FATICO 1999 TRUST
By:  Wilmington Trust Company,
     not in its individual capacity but solely as Owner Trustee


By:________________________________
Name:______________________________
Title:_____________________________

FIRST AMERICAN TITLE INSURANCE COMPANY ("Lessee") hereby assigns to FATICO 1999 TRUST, all right, title and interest of Lessee in the foregoing Equipment Sublease Agreement and all rents and issues therefrom, as security for the performance by Lessee of its obligations pursuant to the Master Lease Agreement dated as of December ___, 1999.

Manual execution hereunder acknowledges this to be the original executed Equipment Sublease Agreement, and that all other copies have been conspicuously marked "COUNTERPART".

                                    FIRST AMERICAN TITLE INSURANCE COMPANY
                                    Lessee


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

Receipt of this original counterpart is hereby acknowledged on this _____ day of December, 1999.


                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as Collateral Agent


                                    By:__________________________________
                                    Name: Joan B. Makara
                                    Title:     Authorized Signatory

                               SPECIFICATION OF
                            EQUIPMENT FOR SUBLEASE


      Pursuant to Equipment Sublease Agreement dated as December 27, 1999


All Equipment described on Equipment Schedule No. _______________ located at the Equipment Location specified on the attached Schedule

Date: December __, 1999             FIRST AMERICAN TITLE INSURANCE COMPANY
                                    Lessee



                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________



                                    _______________________________________
                                    Sublessee


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                         SCHEDULE TO SPECIFICATION OF
                            EQUIPMENT FOR SUBLEASE


Equipment Location:

                                 EXHIBIT NO. 3

                              CORPORATE GUARANTY
                              ------------------


                                                        Date: December 27, 1999

FATICO 1999 Trust, together with its successors and assigns
c/o Wilmington Trust Company, Owner Trustee
Rodney Square North
1100 N. Market Street
Wilmington, Delaware 19890-0001

Edison Program Parties
c/o General Electric Capital Corporation
Capital Funding, Inc.
3001 Summer Street
2nd Floor
Stamford, Connecticut 06927
Attn: Manager, Conduit Administration


     To induce FATICO 1999 Trust, together with its successors and assigns ("Lessor"), to enter into that certain Master Lease Agreement dated as of the date hereof, as now or hereafter amended (the "Master Lease Agreement"), with First American Title Insurance Company ("Lessee"), providing for the purchase and lease of certain equipment by Lessor to Lessee, as evidenced by certain Schedules (as defined therein) now or hereafter executed pursuant to the Master Lease Agreement between Lessor and Lessee, and to induce the Edison Program Parties to provide certain financing in connection with the transaction contemplated by the Master Lease Agreement, such Schedules and the other Related Documents (such Schedules, together with the Master Lease Agreement and the other Related Documents, being collectively referred to as "Account Documents" and each an "Account Document"), but without in any way binding Lessor or the Edison Program Parties and their successors and assigns (being collectively referred to as "Beneficiaries" and each being referred to as a "Beneficiary") to do so, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, The First American Financial Corporation ("undersigned") does hereby guarantee to Beneficiaries, their successors and assigns, the due, regular and punctual payment of any sum or sums of money which the Lessee may owe to Beneficiaries now or at any time hereafter whether evidenced by an Account Document, on open account or otherwise, and whether it represents principal, interest, rent, late charges, indemnities, an original balance, an accelerated balance, liquidated damages, a balance reduced by partial payment, a deficiency after sale or other disposition of any leased equipment, collateral or security, or any other type of sum of any kind whatsoever that the Lessee may owe to Beneficiaries now or at any time hereafter, and does hereby further guarantee to Beneficiaries, their successors and assigns, the due, regular and punctual performance of any other duty or obligation of any kind or character whatsoever that the Lessee may owe to Beneficiaries now or at any time hereafter (all such payment and performance obligations being collectively referred to as "Obligations"). Undersigned does hereby further guarantee to pay upon demand all losses, costs, attorneys' fees and expenses which may be suffered by Beneficiaries by reason of the Lessee's default or default of the undersigned. Capitalized terms used herein without definition shall have the meaning given them in the Account Documents.

     This Corporate Guaranty (the "Guaranty") is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Nothing herein shall require Beneficiaries to first seek or exhaust any remedy against the Lessee, its successors and assigns, or any other person obligated with respect to the Obligations, or to first foreclose, exhaust or otherwise proceed against any leased equipment, collateral or security which may be given in connection with the Obligations. It is agreed that Beneficiaries may, upon any breach or default of the Lessee, or at any time thereafter, make demand upon the undersigned and receive payment and performance of the Obligations, with or without notice or demand for payment or performance by the Lessee, its successors or assigns, or any other person. Suit may be brought and maintained against the undersigned at the election of any Beneficiary, without joinder of the Lessee or any other person as parties thereto. Each Beneficiary may severally enforce this Guaranty.

     The undersigned agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of the undersigned): (a) the genuineness, validity, regularity and enforceability of the Account Documents or any other document; (b) any extension, renewal, amendment, change, waiver or other modification of the Account Documents or any other document; (c) the absence of, or delay in, any action to enforce the Account Documents, this Guaranty or any other document;
(d) the failure or delay of any Beneficiary in obtaining any other guaranty of the Obligations (including without limitation, the failure of any Beneficiary to obtain the signature of any other guarantor hereunder); (e) the release of, extension of time for payment or performance by or any other indulgence granted to the Lessee or any other person with respect to, the Obligations by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any leased equipment, collateral or security given in connection with the Obligations, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of the undersigned;
(g) the Lessee's voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting the Lessee or any of its assets; or (h) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

     The undersigned agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment or performance of any of the Obligations (or any part thereof) is rescinded, reduced or must otherwise be restored or returned by Beneficiaries, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws affecting the rights of creditors, Beneficiaries shall be prohibited from exercising any of their rights or remedies against the Lessee or any other person or against any property, then, as between Beneficiaries and the undersigned, such prohibition shall be of no force and effect, and Beneficiaries shall have the right to make demand upon, and receive payment from, the undersigned of all amounts and other sums that would be due to Beneficiaries upon a default with respect to the Obligations.

     The undersigned hereby represents and warrants that: (a) the undersigned is a corporation duly organized, validly existing and in good standing under the laws of the State of California; and is duly qualified to transact business as a foreign corporation in good standing wherever necessary to carry on its present business and operations. (b) This Guaranty has been duly authorized, executed and delivered by the undersigned and constitutes the valid, legal and binding obligation of the undersigned, enforceable in accordance with its terms, except to the extent that the enforcement of remedies herein provided may be limited under applicable bankruptcy and insolvency laws, public policy and equitable principles; (c) no approval, consent or withholding of objections is required from any Governmental Authority with respect to the execution or performance by the undersigned of this Guaranty, except such as have already been obtained; (d) the undersigned has adequate corporate power and capacity to enter into, and perform under, this Guaranty; and its execution and performance of this Guaranty will not: (1) violate any judgment, order, law or regulation applicable to it or any provision of its articles of incorporation, charter or by-laws; or (2) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any of its assets pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which the undersigned is a party; (e) there are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting the undersigned, which will have a Material Adverse Effect; (f) each financial statement of the undersigned delivered to any of the Beneficiaries has been prepared in accordance with GAAP, and since the date of the most recent such audited financial statement, there has been no material adverse change in the financial condition of the undersigned; and (g) the undersigned has reviewed the areas within its business and operations which could be adversely affected by, and has developed a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the undersigned may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and has made related appropriate inquiry of material suppliers and vendors. Based on such review and program, the undersigned believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

     The undersigned covenants and agrees that: (a) if at any time it ceases to be a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it will provide to Beneficiaries: (1) within ninety (90) days after the end of each of its fiscal years, its balance sheet and related statement of income and statement of cash flows of Guarantor, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of nationally recognized standing selected by the undersigned; and (2) within sixty (60) days after the end of each quarter of its fiscal year, its balance sheet and related statement of income and statement of cash flows for such quarter, internally prepared in accordance with GAAP and certified by its Chief Financial Officer; (b) as and when provided pursuant to the Credit Agreement (as such term is hereinafter defined), it shall provide to Beneficiaries the covenant compliance certificate required to be provided by it pursuant to the Credit Agreement; (c) it will promptly provide written notice to Beneficiaries in the event that its senior unsecured credit rating by Moody's Investors Service, Inc. and/or Standard & Poors Ratings Group, a division of McGraw-Hill, Inc., is changed; and (d) it will promptly execute and deliver to Beneficiaries such further documents, instruments and assurances and take such further action as Beneficiaries from time to time reasonably may request in order to carry out the intent and purpose of this Guaranty and to establish and protect the rights and remedies created or intended to be created in their favor hereunder.

     The undersigned shall be deemed to be in default hereunder ("Default") if:
(a) any representation or warranty made by the undersigned in connection with this Guaranty shall be false or misleading in any material respect; (b) it shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days after the earlier of the actual knowledge of Guarantor or written notice thereof to the undersigned by Beneficiaries; or (c) it becomes insolvent or ceases to do business as a going concern; or (d) it shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against it in any such proceeding, or it shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or similar law (other than a law which does not provide for or permit the readjustment or alteration of its obligations hereunder) providing for the reorganization or liquidation of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or (e) a petition is filed against it in a proceeding under applicable bankruptcy laws or other insolvency laws (other than any law which does not provide for or permit any readjustment or alteration of its obligations hereunder), as now or hereafter in effect, and is not withdrawn or dismissed within thirty (30) days thereafter, or if, under the provisions of any law (other than any law which does not provide for or permit any readjustment or alteration of its obligations hereunder) providing for reorganization or liquidation of corporations which may apply to it, any court of competent jurisdiction shall assume jurisdiction, custody or control of it or any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of thirty
(30) days; or (f) it shall have consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any Person (such actions being referred to as an "Event"), unless not less than sixty (60) days prior to such Event: (1) such Person is organized and existing under the laws of the United States or any state, and executes and delivers to Beneficiaries an agreement containing an effective assumption by such Person of the due and punctual performance of this Guaranty; and (2) each of Beneficiaries, Lender and the Collateral Agent confirms in writing that it is reasonably satisfied as to the creditworthiness of such Person; or (g) there is an anticipatory repudiation of its obligations pursuant to this Guaranty; or (h) any certificate, statement, representation, warranty or audit contained herein or heretofore or hereafter furnished with respect to this Guaranty by or on behalf of the undersigned proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or claim against it; or (i) it shall be in default under that certain Credit Agreement dated as of July 2, 1999, as now or hereafter amended, among Guarantor, the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent, or any successor thereto or replacement thereof (the "July 2, 1999 Credit Agreement"), that certain Amended and Restated Credit Agreement dated as of July 29, 1997, as now or hereafter amended, among Guarantor, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, and Chase Securities, Inc. as Arranger (and together with the July 2, 1999 Credit Agreement, being sometimes herein collectively referred to as the "Credit Agreement"), or any other material obligation for borrowed money, for the deferred purchase price of property or any lease agreement, and the applicable grace period with respect thereto shall have expired; or (j) the corporate existence of the undersigned is terminated and its obligations in connection with this Guaranty are not assumed by a successor in interest reasonably satisfactory to Beneficiaries; or (k) as a result of or in connection with a change in the ownership of fifty percent (50%) or more of the capital stock of the undersigned, the debt to worth ratio of the undersigned equals or exceeds twice its debt to worth ratio as of the date of this Guaranty, without their prior written consent. As used herein, "debt to worth ratio" shall mean the ratio of
(1) total liabilities which, in accordance with GAAP, would be included in the liability side of a balance sheet, to (2) tangible net worth including the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits, less any amounts attributable to good will, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expenses and other intangibles, all as determined in accordance with GAAP.

     Upon a Default hereunder, Beneficiaries may, at their option, declare this Guaranty to be in default by written notice to the undersigned (without election of remedies), and at any time thereafter, may do any one or more of the following, all of which are hereby authorized by the undersigned:

     A. declare the Account Document to be in default and thereafter sue for and recover all liquidated damages, accelerated rentals and/or other sums otherwise recoverable from Lessee thereunder; and/or

     B. sue for and recover all damages then or thereafter incurred by Beneficiaries as a result of such Default; and/or

     C. seek specific performance of the obligations of the undersigned hereunder.

     In addition, the undersigned shall be liable for all reasonable attorneys' fees and other costs and expenses incurred by reason of any Default or the exercise of Beneficiaries' remedies hereunder and/or under the Account Document. No right or remedy referred to herein is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

     Notice of acceptance of this Guaranty and of any default by the Lessee or any other person is hereby waived. Presentment, protest, demand, and notice of protest, demand and dishonor of any of the Obligations, and the exercise of possessory, collection or other remedies for the Obligations, are hereby waived. The undersigned warrants that it has adequate means to obtain from the Lessee on a continuing basis financial data and other information regarding the Lessee and is not relying upon Beneficiaries to provide any such data or other information. Without limiting the foregoing, notice of adverse change in the Lessee's financial condition or of any other fact which might materially increase the risk of the undersigned is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between the Lessee, its successors or assigns, and Beneficiaries shall be binding upon and shall not affect the liability of the undersigned.

     Payment of all amounts now or hereafter owed to the undersigned by the Lessee or any other obligor for any of the Obligations is hereby subordinated in right of payment to the indefeasible payment in full to Beneficiaries of all Obligations and is hereby assigned to Beneficiaries as security therefor. The undersigned hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against the Lessee and any other obligor for any of the Obligations, any collateral therefor, or any other assets of the Lessee or any such other obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid or payable to Beneficiaries by the undersigned hereunder, and the undersigned hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which it might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by, or collected or due from, it, the Lessee or any other obligor for any of the Obligations, or realized from any of their respective assets.

     THE UNDERSIGNED HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN US RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN US. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND

ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, OR ANY RELATED DOCUMENTS. IN THE EVENT OF LITIGATION THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     As used in this Guaranty, the word "person" shall include any individual, corporation, partnership, limited liability entity, joint venture, association, joint-stock company, trust, unincorporated organization, or any government or any political subdivision thereof.

     This Guaranty is intended by the parties as a final expression of the guaranty of the undersigned and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course of performance or trade usage, nor any parol evidence of any kind, shall be used to supplement or modify any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by Beneficiaries. No failure by Beneficiaries to exercise their rights hereunder shall give rise to any estoppel against Beneficiaries, or excuse the undersigned from performing hereunder. The waiver by Beneficiaries of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

     The rights and obligations of the undersigned may not be assigned or delegated without Beneficiaries' prior written consent. This Guaranty shall bind the undersigned's successors and permitted assigns and the benefits thereof shall extend to and include the successors and assigns of any Beneficiaries. In the event of default hereunder, Beneficiaries may at any time inspect undersigned's records, or at their option, undersigned shall furnish Beneficiaries with a current independent audit report.

     THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in the United States District Court for the Southern District of New York. If any provisions of this Guaranty are in conflict with any applicable statute, rule or law, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating any other provisions hereof.

     All notices required to be given hereunder shall be deemed adequately given if sent by certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing.

     Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Each signatory on behalf of a corporate guarantor warrants that he had authority to sign on behalf of such corporation and by so signing, to bind said guarantor corporation hereunder.

     IN WITNESS WHEREOF, this Corporate Guaranty is executed as of the day and year above written.

ATTEST
   THE FIRST AMERICAN FINANCIAL



_________________________________       By: ____________________________________
Secretary/Assistant Secretary           Name:___________________________________
                                        Title:__________________________________

                                        1 First American Way
                                        Santa Ana, California 92707

                              CERTIFIED RESOLUTION
                              --------------------

     The undersigned hereby certifies that he is Secretary of The First American Financial Corporation, that the following resolution was passed at a meeting of the Board of Directors of said corporation held on September 18, 1968, duly called, a quorum being present, that said resolution has not since been revoked or amended, and that the form of guaranty referred to therein is the form shown attached hereto:

     "BE IT RESOLVED, that any two of the following officers, to wit: the chairman of the board, any vice chairman of the board, the president, any vice president, the chief financial officer, or any one of them in conjunction with the secretary or any assistant secretary, with or without the seal of this corporation may:

     1. Make, sign, execute and deliver in the name of and on behalf of this corporation on its own account, all conveyances, deeds, quitclaims, leases, mortgages, powers of attorney, bonds of indemnity or other undertakings, contracts for the purchase or sale of real or personal property, repurchase agreements, guaranties, reconveyances of property, releases and satisfactions of mortgages, judgments and other liens;

     2. Assign, transfer and deliver bonds, certificates of stock and other obligations and instruments belonging to this corporation;

     3. Make, sign, execute and deliver any other instruments, documents or agreements relating to or affecting the property or business of this corporation, which may be found necessary, proper or expedient to be executed, signed and delivered in conducting the business of this corporation."


     WITNESS my hand and the seal of this corporation on this ____ day of December, 1999.

                                          ____________________________________
                                          Secretary


             CERTIFICATION AND REPRESENTATION BY SIGNING OFFICERS
             ----------------------------------------------------

  We, the undersigned, _______________ and _______________ being the
_______________ and _______________ of The First American Financial Corporation, the corporation which executed the Guaranty attached hereto, hereby jointly and severally certify and represent to FATICO 1999 Trust that each of the undersigned executed the Guaranty for and on behalf of said corporation and that in so executing said instrument the undersigned were duly authorized to do so in their named capacity as officers and by so executing to hereby bind said guarantor corporation to the terms of said instrument as therein set forth.



____________________________(L.S.)     _________________________________(L.S.)


Dated: December ___, 1999           Dated: December ___, 1999

                              EQUIPMENT SCHEDULE

                                SCHEDULE NO. 1
                     DATED THIS 29TH DAY OF DECEMBER, 1999
            TO MASTER LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999

Lessor & Mailing Address:                            Lessee & Mailing Address:
FATICO 1999 TRUST                                    FIRST AMERICAN TITLE INSURANCE COMPANY
c/o Wilmington Trust Company, as Owner Trustee       1 First American Way
Rodney Square North                                  Santa Ana, California 92707
1100 North Market Street
Wilmington, Delaware 19890-0001

This Equipment Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement"; said Agreement and this Equipment Schedule being collectively referred to as "Lease"). This Equipment Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A.       Equipment.
         ---------

         Pursuant to the terms of the Agreement, Lessor agrees to acquire and lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.

B.       Financial Terms.
         ---------------

         The financial terms of this Schedule are specified on Annex E attached hereto and made a part hereof.

C.       Insurance.
         ---------

         1.     Public Liability:  $10,000,000, total liability per occurrence.

         2. Casualty and Property Damage: An amount equal to the higher of the Lease Balance or the full replacement cost of the Equipment.

         This Schedule is not binding or effective with respect to the Agreement or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                   LESSEE:

FATICO 1999 TRUST                         FIRST AMERICAN TITLE INSURANCE COMPANY
By:   Wilmington Trust Company,
      not in its individual capacity
      but solely as Owner Trustee

By:___________________________            By:___________________________
Name:_________________________            Name:_________________________
Title:________________________            Title:________________________




                                          Attest:

                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________

Receipt of this original counterpart is hereby acknowledged on this ____ day of December, 1999.

                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION,
                                          as Collateral Agent

                                          By:___________________________
                                          Name:  Joan B. Makara
                                          Title: Authorized Signatory


Counterpart No. ____ of 10 serially numbered manually executed counterparts. To the extent, if any, that this document constitutes chattel paper under the Uniform Commercial Code, no security interest in or sale of the lease created hereby may be created or perfected through the transfer and possession of any counterpart, other than the original counterpart containing the receipt therefor executed by General Electric Capital Corporation, as Collateral Agent.

                                    ANNEX A
                                      TO
                                SCHEDULE NO. 1
                     DATED THIS 29TH DAY OF DECEMBER, 1999
            TO MASTER LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999


Equipment: All furniture, fixtures, and equipment, including (but not limited
                     to) the following located in the following counties:

                              ACCO storage units
                               acoustical panels
                                air compressors
                            air conditioning units
                                 alarm systems
                                Apple Computers
                                   Area Maps
                             ARM Pentium 400 CPUs
                                    Artwork
                                 AST Computers
                          automated document builders
                        automatic teller machine sirens
                           automatic teller machines
                                    awnings
                              Back Pack Parallels
                              Backup Tape Drives
                                   batteries
                               Binding Machines
                           Bio Pheumatic Lift Chairs
                                    blinds
                                   bookcases
                               Brother Printers
                                Bulk Mailing SW
                                   cabinets
                                    cables
                                  calculators
                                   Cap Desks
                                    carpet
                                 Cash Drawers
                                  CD players
                                 CD wire racks
                              Cellular Telephones
                                    chairs
                                 Chalk Boards
                                    clocks
                                  Coat Racks
                                 coffeemakers
                         Compaq Deskpro 575 Computers
                              computer equipment
                             computer hard drives
                                computer memory
                                 computer mice
                                Computer Stands
                               computer supplies
                                computer tapes

                             Computer Workstation
                           Computersamerica Servers
                               Conference Tables
                            Continuous Form Signers
                                 Copier Tables
                                    copiers
                                cornice boards
                                    couches
                                 coupling kits
                                Craden Printers
                                   credenzas
                            Credit Manager 11 1200s
                               Credit Prompters
                                   cubicles
                                Data Com Cables
                                data equipment
                                  data lines
                           data processing equipment
                                  decorations
                          Dell XPS T500 Mhz Pentiums
                                     desks
                               Desks w/ Returns
                               dining room sets
                                  dishwashers
                               disk controllers
                               display cabinets
                                   disposals
                               Electrical Wiring
                                e-mail systems
                           Epson Stylus Clr Printers
                                escrow systems
                                Ethernet cards
                               Executive Chairs
                                     fans
                          Fast Web consulting systems
                                  fax boards
                                fax cartridges
                             Fax Machine Upgrades
                                 fax machines
                                  fax servers
                                 file drawers
                               Fire Proof Files
                                     Flags
                                   forklifts
                                   Furniture
                           Furniture & Equipment SF
                                  generators
                                glass desk tops
                             hot water dispensers
                                HP Laserjet 4s
                                    hutches
                                IBM Typewriters
                               IBM Wheelwriters
                                 ice machines
                                 Imagewriters
                                imaging systems
                            Intertel Phone Install
                                 intranetware
                                   keyboards
                                Kitchen Tables
                                    ladders
                                  laminators
                                     lamps
                                   lan lines
                              Lans Fax w/ Server
                             Large Folding Tables
                              Laser 5SI Printers
                              Laser Jet Printers
                                  Laser Wires
           Laserjet 800N Printers w/ 2/500 Sheet Bin & 3yr warranty
                                 Lateral Files
                               library equipment
                                light fixtures
                           Lindsey-Ferrari furniture
                             Log Solution Hardware
                                     logos
                                   loveseats
                              mail room equipment
                                    memory
                                Microwave Carts
                                  microwaves
                                    mirrors
                               Mita Faxs w/ tray
                             Mobiltech Car Phones
                                    modems
                                monitor stands
                                   monitors
                                Mosaic Hangings
                                 motherboards
                           Neopost Postage Machines
                                 nerve centers
                                    netware
                              network components
                               Office Furniture
                             office support tools
                          Olympia Manual Typewriters
                               optical platters
                             P200 32MB 1/2 G w/Mon
                             Pactel Phone Systems
                                paging systems
                                   paintings
                                    panels
                                 paper drills
                                 Papercutters
                          parking lot attendant booth
                                   pedestals
                                  Phone Cards
                                phone headsets
                             photography equipment
                                   pictures

                            Pictures and Paintings
                               PII266s 64MB 2.5G
                         Pitney Bowes Postage Machines
                              Plants and New Pots
                             port serial adapters
                               postal equipment
                                power supplies
                        PowerMac Computers and Monitors
                                Printer Cables
                             Printer HP Laserjets
                                printer memory
                                printer stands
                                Printer Tables
                            Printer-HWP Deskwriters
                                   printers
                            Printers Ikidata ML 590
                                    prints
                      Pritner HP 800Ns w/ Tray & Mailbox
                                  projectors
                            Proline Pent Computers
                                 rack cabinets
                            recorders/transcribers
                                Refrige Avanti
                                 refrigerators
                              roll film carriers
                               Round End Tables
                                    routers
                                     rugs
                                   scanners
                               Secretary Chairs
                               Secretary Returns
                               security systems
                                    servers
                                 service bars
                                 sheet feeders
                                    shelves
                                   shredders
                                  Side Chairs
                                     signs
                             Small Folding Tables
                                    sorters
                                Space Stations
                                 Speaker Phone
                                 Steno Chairs
                                  Steno Desks
                             Steno Desks w/ Lamps
                               Storage Cabinets
                                Storage Shelves
                                 storage units
                          surge and spike protectors
                                 Swivel Chairs
                                    tables
                   Tabletop Mailbox w/ envelope Feed & Stand
                                 tape backups
                           Tape510 Tripack-B/U Units

                            Telephone Installation
                               telephone systems
                                  televisions
                                Teller Counters
                                     Tile
                                    toners
                                     tools
                               Trade Show Booths
                                  trash cans
                               Typewriter Stands
                                  typewriters
                               Unisys PW300 PCs
                               Unisys Terminals
                                V Shaped Desks
                                vacuum cleaners
                                     vases
                                  velobinders
                          Vertical Blinds w/ Valences
                           video cassette recorders
                          video conference equipment
                              virus scan programs
                                  Wall Clocks
                                   Wallpaper
                                 WAN equipment
                             wanreader laser guns
                                 water coolers
                                 white boards
                               Wilson Shredders
                               window dressings
                                    wiring
                              Workstation Lights
                                 workstations



              STATE                 COUNTY            COST
-------------------------------------------------------------

Alabama                  Jefferson
Arizona                  Maricopa
California               Alameda
California               Alpine/Amador
California               Contra Costa
California               El Dorado
California               Fresno
California               Humboldt
California               Kern
California               Kings
California               Los Angeles
California               Madera
California               Monterey
California               Nevada
California               Orange

        STATE                           COUNTY                   COST
----------------------------------------------------------------------------
California                        Oxnard
California                        Placer
California                        Riverside
California                        Sacramento
California                        San Bernardino
California                        San Diego
California                        San Francisco
California                        San Luis Obispo
California                        San Mateo
California                        Santa Barbara
California                        Santa Clara
California                        Santa Cruz
California                        Shasta
California                        Solano
California                        Sonoma
California                        Stanislaus
California                        Sutter
California                        Tulare
California                        Yolo
Connecticut                       Fairfield
Connecticut                       Hartford
DC                                District of Columbia
Delaware                          Kent
Delaware                          New Castle
Delaware                          Sussex
Florida                           Broward
Florida                           Clay
Florida                           Collier
Florida                           Dade
Florida                           Duval
Florida                           Escambia
Florida                           Franklin
Florida                           Hillsborough
Florida                           Indian River
Florida                           Lee
Florida                           Leon
Florida                           Manatee
Florida                           Marian
Florida                           Monroe
Florida                           Nassau
Florida                           Okaloosa
Florida                           Orange
Florida                           Osceola
Florida                           Palm Beach
Florida                           Pasco
Florida                           Pinellas
Florida                           Sarasota
Florida                           Seminole
Florida                           St. Lucie
Georgia                           Fulton
Idaho                             Bingham

        STATE                           COUNTY                   COST
----------------------------------------------------------------------------
Illinois                          Cook
Illinois                          DuPage
Illinois                          Grundy
Illinois                          Kane
Illinois                          Lake
Illinois                          Madison
Illinois                          Mason
Illinois                          McHenry
Illinois                          Saint Clair
Illinois                          Will
Indiana                           Hancock
Indiana                           Hendricks
Indiana                           Johnson
Indiana                           Lake
Indiana                           Marion
Indiana                           Porter
Kentucky                          Fayette
Kentucky                          Kenton
Louisiana                         Orleans
Maine                             Cumberland
Maryland                          Baltimore City
Massachuetts                      Hampden
Massachuetts                      Suffolk
Michigan                          Bay
Michigan                          Calhoun
Michigan                          Clinton
Michigan                          Eaton
Michigan                          Emmet
Michigan                          Genesee
Michigan                          Ingham
Michigan                          Kent
Michigan                          Kent/Ottawa
Michigan                          Lapeer
Michigan                          Lenawee
Michigan                          Macomb
Michigan                          Midland
Michigan                          Monroe
Michigan                          Muskegon
Michigan                          Oakland
Michigan                          Oakland/Wayne
Michigan                          Ottawa
Michigan                          Saginaw
Michigan                          Shiawassee
Michigan                          Tuscola
Michigan                          Washtenaw
Michigan                          Wayne
Minnesota                         Hennepin
Mississippi                       Hinds
Missouri                          St. Louis
Nevada                            Clark
Nevada                            Washington

        STATE                           COUNTY                   COST
----------------------------------------------------------------------------
New Hampshire                     Hillsborough
New Jersey                        Camden
New Jersey                        Middlesex
New Jersey                        Somerset
New Mexico                        Bernalillo
North Carlolina                   Guilford
Oklahoma                          Oklahoma City
Oregon                            Benton
Oregon                            Clackamas
Oregon                            Coos
Oregon                            Deschutes
Oregon                            Klamath
Oregon                            Lake
Oregon                            Lincoln
Oregon                            Linn
Oregon                            Marion
Oregon                            Multnomah
Oregon                            Polk
Oregon                            Tillamook
Oregon                            Washington
Pennsylvania                      Allegheny
Pennsylvania                      Lawrence
Pennsylvania                      Montgomery
Pennsylvania                      Philadelphia
Rhode Island                      Providence
South Carolina                    Richland
Tennessee                         Hamilton
Tennessee                         Shelby
Tennessee                         Williamson
Texas                             Denton
Utah                              Box Elder
Utah                              Cache
Utah                              Davis
Utah                              Duchesne
Utah                              Iron
Utah                              Millard
Utah                              Morgan
Utah                              Salt Lake
Utah                              Sanpete
Utah                              Sevier
Utah                              Summit
Utah                              Tooele
Utah                              Utah
Utah                              Washington
Vermont                           Chittenden
Virginia                          Fairfax
Virginia                          Norfolk
Virginia                          Richmond
Virginia                          Roanoke
Washington                        Clark
Washington                        King

        STATE                           COUNTY                   COST
----------------------------------------------------------------------------
Washington                        Kitsap
Washington                        Mason
Washington                        Pacific
Washington                        Pierce
Washington                        Snohomish
Washington                        Thurston
Wisconsin                         Brown
Wisconsin                         Dane
Wisconsin                         Iowa
Wisconsin                         LaCrosse
Wisconsin                         Manitowoc
Wisconsin                         Milwaukee
Wisconsin                         Oconto
Wisconsin                         Outagamie
Wisconsin                         Portage
Wisconsin                         Shawano
Wisconsin                         Waupaca
Wisconsin                         Waushara
Wisconsin                         Winnebago
Wyoming                           Natrona
Wyoming                           Niobrara
Wyoming                           Platte
                                                          ---------------

Total                                                       $81,037,000
                                                          ===============

                                    ANNEX B
                                      TO
                                SCHEDULE NO. 1
                     DATED THIS 29TH DAY OF DECEMBER, 1999
            TO MASTER LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999

                                 BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS: FIRST AMERICAN TITLE INSURANCE COMPANY ("Seller"), for and in consideration of the sum of One Dollar ($1) and other good and valuable consideration, provided by FATICO 1999 TRUST ("Buyer"), the receipt of which is hereby acknowledged, does hereby sell, assign, transfer, set over and convey to Buyer the equipment (the "Equipment") leased under Schedule No. 1 dated as of December 29, 1999, executed pursuant to the Master Lease Agreement dated as of December 27, 1999 (the "Master Lease Agreement"), each between Seller and Buyer. Capitalized terms used herein without definition shall have the meaning given them in the Master Lease Agreement.

     Buyer and Seller agree and acknowledge that the sale and conveyance contemplated hereby is solely for the purpose of granting to Buyer a security interest in the Equipment. All Equipment in which an interest is conveyed hereby shall remain in the possession of Seller or its Affiliates pursuant to the Lease and legal title shall remain with Seller.

     Buyer is purchasing the Equipment described above in reliance upon its personal inspection and knowledge of the Equipment and in an "AS-IS, WHERE-IS", condition.

     SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE EXCEPT THAT (1) SELLER HAS GOOD TITLE TO THE EQUIPMENT, FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES, (2) BUYER WILL ACQUIRE ITS INTEREST IN THE EQUIPMENT FREE FROM ALL LIENS, CLAIMS AND ENCUMBRANCES, AND (3) SELLER HAS THE RIGHT TO SELL AND CONVEY THE EQUIPMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO WARRANTIES WITH RESPECT TO THE QUALITY, CONTENT, CONDITION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE EQUIPMENT AND NO WARRANTIES AGAINST PATENT INFRINGEMENT OR THE LIKE.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Buyer and Seller have executed this Bill of Sale this _____ day of _______________, _____.


BUYER:                                         SELLER:
FATICO 1999 TRUST                              FIRST AMERICAN TITLE INSURANCE COMPANY
By:      Wilmington Trust Company,
         not in its individual capacity
         but solely as Owner Trustee

By:_____________________________________       By:_____________________________________

Name:___________________________________       Name:___________________________________

Title:__________________________________       Title:__________________________________

                                    ANNEX C
                                      TO
                                SCHEDULE NO. 1
                     DATED THIS 29TH DAY OF DECEMBER, 1999
            TO MASTER LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999

                           CERTIFICATE OF ACCEPTANCE

To:      FATICO 1999 TRUST


         Pursuant to the provisions of the above Schedule and Master Lease Agreement (collectively, the "Lease"), Lessee hereby certifies and warrants that
(a) all Equipment listed in the related Bill of Sale or invoice is in good condition and appearance, installed (if applicable), at the Equipment Location specified in Annex A to the Schedule, and in good working order; and (b) Lessee accepts the Equipment for all purposes of the Lease and all attendant documents.

         Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; and (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof.

                                           _____________________________________
                                           Lessee's Authorized Representative

Dated:  __________ ___, _____

                                    ANNEX D
                                      TO
                                SCHEDULE NO. 1
                     DATED THIS 29TH DAY OF DECEMBER, 1999
            TO MASTER LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999

RETURN PROVISIONS: Upon the expiration or any termination of the Term of this
-----------------
Schedule provided that Lessee has elected not to exercise its extension option or its purchase option pursuant to Section 9 of the Lease, Lessee shall, at its expense:

     (A) Properly remove all Lessee or Affiliate installed markings which are not necessary for the operation, maintenance or repair of the Equipment.

     (B) Ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines.

     (C) The Equipment shall be redelivered with all component parts in good operating condition. All components must meet or exceed the manufacturer's minimum recommended specifications unless otherwise specified.

     (D) Upon sale of the Equipment to a third party, provide transportation to any locations anywhere in the world selected by Lessor.

     (E) Obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and the Collateral Agent shall be named as the loss payee on all such policies of insurance.

     (F) Be responsible for the cost of all repairs, alterations, inspections, appraisals, storage charges, insurance costs, demonstration costs, and other related costs necessary to place the Equipment in such condition as to be in complete compliance with this Lease.

     (G) Lessor has the right to attempt resale of the Equipment from the Equipment Locations with the Lessee's full cooperation and assistance, for a period of one hundred twenty (120) days from Lease expiration. During this period, the Equipment must remain operational with the necessary electrical power to maintain and demonstrate the Equipment to any potential buyer.

     (H) Lessor at its sole discretion may, from time to time, inspect the Equipment at the Lessee's sole expense. If any discrepancies are found as they pertain to the general condition of the Equipment, Lessor will communicate these discrepancies to the Lessee in writing. Lessee shall have thirty (30) days to rectify these discrepancies. Lessee shall pay all expenses for the reinspection by the Lessor appointed expert, if corrective measures are required.

     (I) The Equipment shall be free from all Contaminants and otherwise fully in compliance with all Environmental Laws.

In addition, with respect to all computer and computer-related equipment:

     (1) At least one hundred twenty (120) days and not more than one hundred fifty (150) days prior to expiration of the Lease, provide to Lessor a detailed inventory of all primary components of the Equipment. The inventory should include, but not be limited to, a listing of model and serial numbers for all primary components comprising the Equipment (i.e. laptops, processors, and monitors).

     (2) At least ninety (90) days prior to expiration of the Lease, cause manufacturer's representative, qualified equipment maintenance provider, or in-house computer support expert (acceptable to the Lessor), to perform a comprehensive test of the hardware and operating system of the Equipment; and if during such inspection, examination and test, the authorized inspector finds either the hardware or operating system of the Equipment not operating within the manufacturer's specifications, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the authorized inspector.

     (3) Provide for a comprehensive report which certifies that the Equipment has been properly inspected, examined and tested and that the hardware and operating system are operating within the manufacturer's specifications.

     (4) At Lease termination or upon receiving reasonable notice from Lessor, provide or cause the vendor(s), manufacturer(s), maintenance providers, or in-house computer personnel to provide to Lessor the following documents: (1) one set of service manuals and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; (2) one set of documents, detailing maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date.

     (5) Provide for the deinstallation, packing, transporting and certifying of the Equipment to include, but not limited to, the following: (1) the manufacturer's representative, maintenance provider, or in-house computer support personnel shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer;
(2) the Equipment shall be packed properly and in accordance to the manufacturer's recommendations; (3) Lessee shall transport the Equipment in a manner consistent with the manufacturer's recommendations and practices; and (4) Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance.

     (6) At the request of Lessor, provide safe, secure storage for the Equipment for one hundred twenty (120) days after expiration or earlier termination of the Lease at an accessible location satisfactory to Lessor.

     (7) Each item of the Equipment shall be not more than two and one-half (2 1/2) years old.

In addition, with respect to all furniture, fixtures and equipment (other than computers or computer-related equipment):

     (8)  At least ninety (90) days and not more than one hundred twenty
(120) days prior to the termination of the Lease: (1) ensure Equipment has been maintained and is operating within the manufacturer's specifications; (2) cause manufacturer's representative, or other qualified maintenance provider, acceptable to Lessor, to perform a physical inspection and test all of the components and capabilities of the Equipment and provide a full inspection report to Lessor, and that there should be no missing screws, bolts, fasteners, etc.; the furniture will be free of all large scratches, marks, gouges, dents, discoloration or stains; all drawers, runners and locks will be in good working condition, will include keys; and there shall be no evidence of extreme use or overloading, i.e. bowed or sagging shelves; and (3) if during such inspection the Equipment is found not to be in compliance with the above, then Lessee shall remedy them per the Lease Agreement and provide a follow-up inspection to verify the Equipment meets the return provisions.

     (9) Upon lease termination, Lessee shall (1) have the manufacturer's representative, or other person acceptable to Lessor, de-install all Equipment including all wire, cable and mounting hardware; (2) if applicable, ensure all necessary permits and labor are obtained to deliver the Equipment; (3) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations; (4) the Lessee shall provide for the transportation of the Equipment, in a manner consistent with the manufacturer's recommendations and practices, to any locations within the continental United States as Lessor shall direct; and shall have the Equipment unloaded at such locations; (5) at Lessor's choice, either (a) allow Lessor, at Lessor's expense, and provided Lessor has provided reasonable notice to Lessee, to arrange for an on-site auction of the Equipment which will be conducted in a manner that will not interfere with the Lessee's business operations, or (b) Lessee shall provide free safe storage for the Equipment for a period not to exceed one hundred twenty (120) days from the Lease expiration.

                                    ANNEX E
                                      TO
                                SCHEDULE NO. 1
                     DATED THIS 29TH DAY OF DECEMBER, 1999
       TO MASTER EQUIPMENT LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999


FINANCIAL TERMS: The financial terms applicable with respect to this Schedule
---------------
are as follows:

     1.       Capitalized Lessor's Cost: $81,037,000.
     2. Basic Term: sixty (60) months; or, with respect to each subsequently executed Schedule, the then unexpired portion of the Basic Term with respect to the first Schedule.
     3.       Basic Term Commencement Date: December 29, 1999.
     4.       Last Delivery Date: December 29, 1999.
     5. Initial Lease Balance: $81,037,000 (provided, however, that the Lease Balance shall be reduced from time to time by the amount of each Principal Component actually paid by Lessee hereunder; provided further that the Lease Balance shall not be reduced solely as a result of a rejection of the Agreement in the event of the bankruptcy of Lessee).
     6.       Lessee Federal Employer Identification Number: 95-2566122.

RENT: The Rent applicable with respect to this Schedule is as follows:
----

      Commencing on the fifth Business Day after the initial Rent Payment Period, and on the fifth Business Day after each successive Rent Payment Period (or, in the case of the final Rent Payment Period, on the last day of the final Rent Payment Period) (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent" or "Rent") monthly installments of principal and interest, in arrears, in the amount of the sum of the Principal Component and the Interest Component. As used herein, "Rent Payment Period" shall mean the period from and including the date on which Lessee executes the Certificate of Acceptance with respect to the Equipment described on this Schedule, to but excluding the twenty-ninth day of the next calendar month thereafter, and the period from and including the twenty-ninth day of each successive calendar month thereafter to but excluding the twenty-ninth day of the next succeeding calendar month thereafter (provided, however, that the final Rent Payment Period shall commence on (and include) the last day of the Rent Payment Period immediately preceding the final Rent Payment Period and end on (but exclude) the final Rent Payment Date). As used herein "Principal Component" as to any Rent Payment Date shall mean the amount specified on Exhibit No. 2 to this Annex E. As used herein, "Interest Component" as to any Rent Payment Date shall mean the sum, for each day in the related Rent Payment Period (to the extent the advance outstanding is funded by Commercial Paper) or the related Payment Period (to the extent the Advance Outstanding is not funded by Commercial Paper), of the product of the Daily Borrowing Rate (determined pursuant to Exhibit No. 1 to this Annex E) for such day, times the Lease Balance as of the immediately preceding Rent Payment Date.

LEASE BALANCE, MAXIMUM LESSEE RISK AMOUNT AND MAXIMUM LESSOR RISK AMOUNT: The
------------------------------------------------------------------------
Lease Balance, Maximum Lessee Risk Amount and Maximum Lessor Risk Amount with respect to the Equipment described on this Schedule are as follows:


                                             Maximum             Maximum
     End of Month     Lease Balance    Lessee Risk Amount   Lessor Risk Amount
     ------------     -------------    ------------------   ------------------

         60              42.8571             27.9610              14.8962
expressed as a percent of the Capitalized Lessor's Cost of the Equipment. If Lessee exercises the option pursuant to Section 9(c) of the Agreement, the Lease Balance shall be reduced by the amount received by Lessor pursuant to clause (i) of Section 9(c) of the Agreement. Reductions shall be effective as of the date such payments are received by Lessor as provided in Section 2(b) of the Agreement and applied on the relevant Rent Payment Date.

                           EXHIBIT NO. 1 TO ANNEX E
                           ------------------------

Daily Interest          =    CP Interest Amount + Liquidity Interest Amount +
--------------
                             LOC Interest Amount + Margin Amount


Daily Borrowing Rate    =    (Daily Interest/Advance Outstanding)
--------------------

CP Interest Amount      =    Borrower CP Net Amount x Daily Weighted Average CP
------------------
                             Rate x Edison Funding Factor

Borrower CP Net Amount  =    Advance Outstanding - Borrower Liquidity Loans
----------------------
                             Outstanding + Borrower Liquidity Deposits -Borrower
                             LOC Draws Outstanding + Borrower LOC Deposits

Weighted                =    Average CP Rate = Average of the rate of interest
--------
                             for all tranches of outstanding Commercial Paper issued by the Lender, weighted by the outstanding
                             Commercial Paper in each tranche

Daily Weighted Average
----------------------
CP Rate                 =    Weighted Average CP Rate / 360
-------

Edison Funding Factor   =    Net Proceeds Amount / Aggregate CP Net Amount
---------------------

Liquidity Interest
------------------
Amount                  =    Borrower Liquidity Loans Outstanding x (Non-CP
------
                             Drawn Rate/360)


LOC Interest Amount     =    Borrower LOC Draws Outstanding x (LOC Draw Rate /
-------------------
                             360)


Non-CP Drawn Rate       =    For any day in a Payment Period, an interest rate
-----------------
                             per annum equal to:


                             (a) if the Liquidity Providers are required to provide a Liquidity Loan with less than three Business Days' notice or on a date other than a Rent Payment Date (in which case the Base Rate shall apply until the next Rent Payment
                                  Date), if the LIBOR market is closed, or if the Liquidity Agent determines that it is illegal for any Liquidity Provider to make a Liquidity Loan accruing interest at a rate based upon LIBOR, the Base Rate; and

                             (b)  otherwise LIBOR.

Base Rate               =    The higher of (a) the highest prime, base or
---------
                             equivalent rate of interest announced or published on or most recently before such date by any of the five (5) largest member banks of the New York
                             Clearing House Association, Inc. (with the understanding that such rate may merely serve as a basis upon which effective rates of interest are calculated for loans making reference to such rate and that such rate is not necessarily the lowest or best rate at which such banks calculate interest or extend credit), and (b) the Federal Funds Rate, plus 2.00%.

Federal Funds Rate      =    The rate on overnight federal funds transactions
------------------
                             with members of the Federal Reserve System arranged by federal funds brokers announced or published on or most recently before such date by the Federal
                             Reserve Bank of New York.

LIBOR                   =    For any Payment Period, the per annum rate for
-----
                             deposits in Dollars for
                             a period of 30 days which appears on page "Ticker
                             LIBOR01M" of Bloomberg Capital Markets Screen as of
                             11:00 a.m., London time, on the last Business Day of the immediately preceding Payment Period. If such rate does not appear on such page on such day, the rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks selected by the Operating Agent at approximately 11:00 a.m., London time, on such day to prime banks in the London interbank market for a period of one month commencing on that day. The Operating Agent will request the principal London office of each of the reference banks to provide a quotation of its rate.
                             If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Operating Agent, in its sole discretion at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of 30 days.

LOC Draw Rate           =    is set forth in Schedule 2 hereto.
-------------

Margin Amount           =    Advance Outstanding x (Daily Margin (or, if a
-------------
                             Default exists, Daily Default Margin)).


Daily Margin            =    the "Daily Margin" (determined pursuant to the
------------
                             pricing grid set forth below) / 360


                             Guarantor's Senior Unsecured
                             Credit Rating                    "Daily Margin"
                             ----------------------------------------------

                             A-/A3 and higher                       75
                             BBB+/Baa1                              90
                             BBB/Baa2                              105
                             BBB-/Baa3                             120
                             BB+/Ba1                               380
                             BB/Ba2 and below, withdrawn,
                             suspended or terminated               450

                             For purposes hereof, the applicable credit rating shall be the higher of the credit rating specified by Moody's Investors Service, Inc. and/or Standard & Poor's Ratings Group, A Division of McGraw-Hill, Inc., with respect to Guarantor's senior unsecured credit at any date of determination; provided, however, that if there is more than one level rating difference between the two credit ratings or either credit rating falls below BBB- or Baa3, then the lower credit rating shall be applicable.

Daily Default Margin    =    (Daily Margin + 2.00%) / 360
--------------------

                                   DEFINITIONS
                                   -----------

Aggregate CP Net Amount       means the sum of the Borrower CP Net Amount and
-----------------------
                              the corresponding amounts for all borrowers from and sellers to Edison under the related funding agreements.

Borrower Liquidity Deposits   means the amount of proceeds from Borrower
---------------------------
                              Liquidity Loans Outstanding which cannot be used to pay maturing Commercial Paper and are, therefore, held in the Collateral Account until Commercial Paper matures and can be paid.

Borrower Liquidity Loans
------------------------
Outstanding                   means as of any date, the aggregate
-----------
                              outstanding principal amount of Liquidity Loans as of such date; provided, however, that the Borrower
                              Liquidity Loans Outstanding shall not exceed
                              Advance Outstanding -Borrower Letter of Credit
                              Draws Outstanding + Borrower Letter of Credit
                              Deposits - Borrower CP Net Amount + Borrower
                              Liquidity Deposits.

Borrower LOC Deposits         means the amount of proceeds from Borrower LOC
---------------------
                              Draws Outstanding which cannot be used to pay maturing Commercial Paper and are, therefore, held in the Collateral Account until Commercial Paper matures and can be paid.

Borrower LOC Draws
------------------
Outstanding                   means as of any date the aggregate outstanding
-----------
                              principal amount of proceeds from Borrower LOC
                              Draws allocated to the Borrower; provided, however, that the Borrower LOC Draws Outstanding shall not exceed Advance Outstanding - Borrower
                              LOC Draws Outstanding + Borrower Liquidity
                              Deposits - Borrower CP Net Amount + Borrower LOC
                              Deposits.

Net Proceeds Amount           means the difference for all Commercial Paper
-------------------
                              outstanding on the applicable date of the aggregate face amount of such Commercial Paper minus the discount therefrom reflected in the price to the initial investor and the dealer fees for such Commercial Paper.

Payment Period                means, with respect to each Liquidity Loan,
--------------
                              initially the period commencing on (and including) the date such Liquidity Loan is made and ending on (but excluding) the next Rent Payment Date and, thereafter, the period commencing on (and including) the last Rent Payment Date and ending on (but excluding) the next Rent Payment Date.

                                                     Schedule 1 to Exhibit No. 1
                                                     ---------------------------

LOC Draw Rate
-------------

"LOC Draw Rate" means on any day in a Monthly Payment Period, an interest rate
--------------
per annum equal to the higher of:

     (a) the highest prime, base or equivalent lending rate of interest announced or published on or most recently before such date by any of the five largest member banks of the New York Clearing House Association, Inc. (with the understanding that such rates may merely serve as a basis upon which effective rates of interest are calculated for loans making reference to such prime, base or equivalent rates and that such rates are not necessarily the lowest or best rates at which such banks calculate interest or extend credit); and

     (b) LIBOR, which shall equal for this purpose the per annum rate for deposits in Dollars for a period of 30 days which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the last Business Day of the immediately preceding Monthly Payment Period. If such rate does not appear on Telerate Page 3750 on such day, the rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks selected by the Operating Agent at approximately 11:00 a.m., London time, on such day to prime banks in the London interbank market for a period of one month commencing on that day. The Operating Agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Operating Agent, in its sole discretion at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of 30 days.

"Monthly Payment Period" means, with respect to each draw on the Letter of
-----------------------
Credit or Residual Letter of Credit, any period commencing on the date in a calendar month on which such draw is made or any subsequent first day of a calendar month and ending on (and including) the last day of such calendar month.

                           EXHIBIT NO. 2 TO ANNEX E
                           ------------------------


     Rent Payment Date                       Principal Component
     -----------------                       -------------------

     1 through 60                            $   771,781.34

                                    ANNEX F
                                      TO
                                SCHEDULE NO. 1
                     DATED THIS 29TH DAY OF DECEMBER, 1999
            TO MASTER LEASE AGREEMENT DATED AS OF DECEMBER 27, 1999


                           ESTOPPEL/WAIVER AGREEMENT


                                                  _____________, _____

___________________
___________________


Gentlemen/Ladies:

     FATICO 1999 TRUST ("Lessor"), has entered into, or is about to enter into, a lease (the "Lease") with First American Title Insurance Company ("Lessee"), pursuant to which Lessee has leased or will lease from Lessor certain personal property (such property, together with any replacements thereof, being referred to as the "Personal Property"). Some or all of the Personal Property is, or will be, located at certain premises described on Annex A (the "Premises"). This letter is being sent to you because of your interest in the Premises.

     By your signature below, you hereby agree (and we shall rely on your agreement) that: (i) the Personal Property is, and shall remain, personal property regardless of the method by which it may be, or become, affixed to the Premises; (ii) your interest in the Personal Property and any proceeds thereof (including, without limitation, proceeds of any insurance therefor) shall be, and remain, subject to the interest of Lessor and its assigns (until and unless Lessor shall formally release or transfer its interest in the Personal Property to Lessee); (iii) Lessor and its assigns, and their respective employees and agents, shall have the right with prior notice, from time to time, to enter the Premises for the purpose of inspecting the Personal Property; and (iv) Lessor and its assigns, and their respective employees and agents, shall have the right, upon any default by Lessee under the Lease, to enter the Premises and to remove the Personal Property from the Premises. Lessor agrees to reimburse you for any damages actually caused to the Premises by Lessor, or its employees or agents, during any such removal. These agreements shall be binding upon, and shall inure to the benefit of, any successors and assigns of the parties hereto.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     We appreciate your cooperation in this matter of mutual interest.

                                        FATICO 1999 TRUST

                                        By: Wilmington Trust Company,
                                            not in its individual capacity, but
                                            solely as Owner trustee


                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

AGREED TO AND ACCEPTED BY:


By:__________________________
Name:________________________
Title:_______________________

Date:____________________________, _____

         [_]   Mortgagee
         [_]   Landlord
         [_]   Realty Manager


                                       3